ITEM 1. OFFERING CIRCULAR

Explanatory Note: This Post-Qualification Offering Circular (“Offering Circular”) amends the offering circular of Andrew Arroyo Real Estate, Inc. (the “Company”) qualified on October 12, 2021, in order to update certain matters including the extension of the Offering period.

This Offering originally commenced upon qualification of this Offering by the Commission on October 12, 2021. This Second Post-Qualification Amendment to the Offering Circular will take the place of the Offering Circular qualified by the Commission on October 12, 2021 and will terminate: (i) at 11:59 PM Pacific Time on October 12, 2024; (ii) upon the sale of the Maximum amount of securities offer hereunder; or (iii) until terminated earlier by the Company.

Form 1-A: Tier 2

Post-Qualification Amendment No. 4

INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYSAFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR, DATED DECEMBER 21, 2023

OFFERING CIRCULAR

ANDREW ARROYO REAL ESTATE INC. d/b/a AARE

12636 High Bluff Drive, Suite 400

San Diego, CA 92130

888-32-AGENT

www.aare.com

Minimum Offering (USD)[1]	$1,000,000
Minimum Offering (Shares2)[1]	200,000 Shares
Maximum Offering (USD)[1]	$5,000,000
Maximum Offering (Shares2)[1]	1,000,000 Shares

Offering Price per Share[2,1]	$5.00 per Share
Minimum Investment (USD)[1]	$10,000
Minimum Investment (Shares2)[1]	2,000 Shares

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1 Our primary shareholder, Andrew Michael Arroyo, is participating as a selling shareholder in this Offering at a rate of 30%, meaning 30% of any invested funds will go to Mr. Arroyo to acquire shares owned by him and we will not receive that portion of the funds or issue that portion of the Shares.

2 “Shares” or “Share” refers to the Company’s Common Stock, Par Value $0.001 per Share. See Item 14, “Securities Being Offered” for a complete description of the Common Stock.

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Andrew Arroyo Real Estate Inc., a Delaware corporation d/b/a AARE (the “Company”, “AARE”, we or our) is offering a maximum of 1,000,000 shares and a minimum of 200,000 shares of Common Stock, Par Value $0.001 per Share, at an offering price of $5.00 per Share (the “Offered Shares” or “Securities”) on a “best efforts” basis. The Offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) at 11:59 PM Pacific Time on October 12, 2024, or (3) the date at which the offering is earlier terminated by us in our sole discretion.

Minimum Offering Already Met During Initial Term of Regulation A+ Offering

On March 17, 2022, the Company met the minimum offering amount of $1,000,000, and, therefore, any proceeds raised in this offering will be sent to the escrow account and will be distributed to the Company and Mr. Arroyo and the associated Offered Shares will be issued to the investors as soon as the investment is accepted by the Company.   North Capital will serve as the escrow agent (in such capacity, the “Escrow Agent”). The minimum purchase requirement per investor is 2,000 of the Offered Shares or a minimum of $10,000; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular, unless the Company does not accept a subscriber’s investment. All proceeds received by us from subscribers for this Offering will be available for use by us upon acceptance of subscriptions for the Securities by us.

Sale of these shares will commence within two calendar days of the qualification date (the “Qualification Date”) and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 9 for a discussion of certain risks that you should carefully consider in connection with an investment in our Common Stock.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public(1)	Maximum Number of Shares to be Offered	Underwriting Discount and Commissions(2)	Proceeds to Issuer(2)(3)(4)	Proceeds to Other Persons(5)
Per Share	$5.00	N/A	$0	$3.50	$1.50

Total (Offering Minimum) (3)	$5.00	200,000	$0	$700,000	$300,000

Total (Offering Maximum)	$5.00	1,000,000	$0	$3,500,000	$1,500,000

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1 We are offering on a continuous basis starting on the Qualification Date.

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2 We do not intend to use underwriters or commissioned sales agents.

3 This is a “best efforts” offering. The proceeds of this offering will be placed into an escrow account until the Minimum Offering has been met. The minimum offering was met on March 17, 2022. We will offer the Shares primarily through our management. See “Plan of Distribution” on page 23, hereof.

4 Does not include expenses of the offering including, but not limited to, costs of blue-sky compliance or costs of posting offering information on other media, which offering expenses are estimated to be $50,000 if this offering is fully subscribed. See “Plan of Distribution” on page 23, hereof.

5 Our primary shareholder, Andrew Michael Arroyo, is participating as a selling shareholder in this Offering at a rate of 30%, meaning 30% of any invested funds will go to Mr. Arroyo to acquire shares owned by him and we will not receive that portion of the funds or issue that portion of the Shares.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are using the Form 1-A Offering Circular format for the disclosure in this Offering Circular.

There is currently no trading market for our Common Stock.

These are speculative securities. Investing in our Common Stock involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 6.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company, including estimates and other statistical data, are based on information from various public sources. Although we believe that this data is generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involves a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “we”, the “Company”, “our” and “us” refer to Andrew Arroyo Real Estate Inc., a Delaware corporation d/b/a AARE, the combined entity after the merger described herein that closed on July 31, 2021. References to the “board”, the “board of directors”, the “Board” or the “Board of Directors” means the Board of Directors of Andrew Arroyo Real Estate Inc., a Delaware corporation d/b/a AARE.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some, but not all, cases, you can identify forward-looking statements by terms such as “anticipate”, “assume”, “believe”, “could”, “estimate”, “expect”, “intend”, “goal”, “may”, “might”, “objective”, “plan”, “possible”, “potential”, “project”, “should”, “strategy”, “will” and “would” or the negatives of these terms or other comparable terminology.

Our forward-looking statements may include, without limitation, statements with respect to:

1.	Future services;
2.	Future products;
3.	The availability of, and terms and costs related to, future borrowing and financing;
4.	Estimates of future sale;
5.	Future transactions;
6.	Estimates regarding the amount of funds we will need to fund our operations for specific periods;
7.	Estimates regarding potential cost savings and productivity; and
8.	Our listing, and the commencement of trading of our Common Stock, on the NASDAQ, OTC Markets or other exchanges and the timing thereof.

The cautionary statements set forth in this Offering Circular, including those set forth in the “Risk Factors” section and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, except as required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements. For the reasons set forth above, you should not place undue reliance on forward-looking statements in this Offering Circular.

The Offering Circular Summary highlights information contained elsewhere and does not contain all the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read this entire Offering Circular, including our financial statements and related notes. You should consider among other information, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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ITEM 3 SUMMARY AND RISK FACTORS

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in our Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision.

Summary Company Information

We were originally incorporated under the laws of the State of Delaware on June 18, 2020. On July 31, 2021, we completed a merger transaction with Andrew Arroyo Real Estate, Inc., a California corporation (“AARE-CA”), in a transaction in which we were the surviving entity and we assumed the assets, operations and liabilities of AARE-CA. AARE-DE had no operations prior to the close of the merger. As a result of the merger, we now have AARE-CA’s operations and the current and historical references to our business herein relates to the business of AARE-CA. We have a special form trademark for, use a d/b/a, and are known as “AARE.” AARE-CA was in business for over 17 years and had grown to become a well-respected real estate agency prior to the merger with AARE-DE. The primary purpose of the merger was to re-incorporate the company from California to Delaware as part of a plan to prepare for our nationwide expansion, capital fundraising and this offering. We (AARE-DE) are licensed and registered in 24 states and the District of Columbia to conduct real estate services and in 4 states to conduct loan origination services. AARE-CA was merged out of existence as a result of the merger. Our principal executive office is located at 12636 High Bluff Drive Suite 400, San Diego, CA 92130; our telephone number is 888-322-4368, our fax number is 858-720-1166 and our website address is www.aare.org.

We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website as a part of this Offering Circular.

Summary Business Information

We provide a variety of real estate brokerage services including sales, leasing, financing and property management. Our services assist our clients to buy, sell, finance, manage, and invest in residential and commercial properties as well as business opportunities. We were founded by Andrew Michael Arroyo. Mr. Arroyo started his career as a real estate appraiser’s assistant. By 1999, Mr. Arroyo held a California real estate sales license and a California real estate appraisal license and started making the transition from appraisals to sales. Mr. Arroyo upgraded his license to become a managing broker in 2001. Since AARE-CA opened its doors as a one-agent company back in 2004, we’ve been through the boom times and the “bust times,” and just kept right on growing. Currently, we provide real estate brokerage, lending and property management services, including assisting clients to buy, sell, finance, manage, and invest in residential and commercial properties as well as business opportunities.  We have approximately three hundred members (agents, brokers, loan officers, managers, and staff) to help us keep everything running smoothly. We are a mission driven organization with clear values. With a successful track record of thousands of real estate sales (totaling more than $1 billion in the last four years alone), we are passionate about our mission of demonstrating Generous Capitalism® in the public markets by growing profits and increasing value for our shareholders while giving back to others in need and fulfilling God’s will through the business of real estate. Our vision is to bear fruit which is an investment principle that means to yield positive results. Our objective is to establish a global real estate corporation based on our Generous Capitalism® business model.

We believe the seven (7) competitive advantages that separate our company from competitors include:

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Culture: Our culture is a reflection of a healthy organization with clear values that include faith, relationships, accountability, integrity, truth, honesty, trust, standards of excellence, clear communication, work-life balance, morals, ethics, loyalty, gratefulness, success and rewards. We are considered a safe harbor by our members for individuals of all walks of life during a period of history that is polarizing on the social, economic and political spectrum.

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Equity Compensation: In the future, we plan to introduce a unique equity compensation plan that gives us the ability to recruit, retain, motivate and inspire our members. We will be able to grow revenue with less capital investment required by using our stock for compensation. Providing our members with equity compensation is a unique differentiator from our peers. For real estate and loan brokerages firms, equity compensation is extremely rare; nearly non-existent in the real estate and loan origination industry. This gives our members ownership in the company and as stakeholders they have more incentive and motivation to grow the revenue and profits. This also reinforces our internal generosity practices within our Generous Capitalism® business model.

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Multiple Revenue Streams: Residential, commercial, lending, business opportunities, syndication and property management services all under one umbrella. This provides multiple streams of income for our agents and loan officers as well as a complete “one-stop” real estate shop for our clients.

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Generosity Based Business Model: Our culture is based on generosity and social responsibility during a generational change in workforce. We believe the next generation is demanding a new form of capitalism that illustrates healthy and sustainable business practices externally to the communities it serves in addition to creating jobs, profits and opportunities to its internal stakeholders. We have developed that exact business model and we call it “Generous Capitalism®”.

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High Growth Potential: We participate in a market that we expect to experience significant growth throughout North America facilitated by a steady increase in new U.S. demand for housing/investments, and the fact we are able to provide real estate and lending services in multiple segments of our market including residential, commercial, property management, business opportunities, and syndication. We have a growing sales network. In the last three years, we have been licensed and expanded into 23 additional states and the District of Columbia in the U.S. and established our sales network throughout North America that is overseen by our team of managers and directors.

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Experienced Executive Team: Our focused and experienced management team is dedicated solely to our operation and to implementing our business strategies. Each member of the executive team has been involved with the Company for several years and has been instrumental in developing our strategy. Our success strategy and execution that was implemented in California over the last 15 years in now being replicated in all major markets throughout the U.S.

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Intellectual Property: Our media and training properties coupled with use of advanced technology leads to more market penetration and smoother operations as a company while the real estate industry as a whole transitions to the digital age. Our up-to-date media assets designed specifically for the real estate and lending market give us an edge over our competition. We believe the AARE media and training properties and brand name has a strong legacy dating from the launch of the California corporation in 2004, and we believe it has to this day retained a strong brand loyalty amongst clients, agents and loan officers. We are now licensed in 24 states in the U.S. and the District of Columbia and our media assets have been hand tailored to address our new digital age marketplace. Through our media properties, we have the ability to scale our communication and service offerings across the globe. We hold copyrights and trademarks that protect our intellectual property.

Alongside our competitive advantages, we believe it is our core values and beliefs that make our real estate, lending and property management services extraordinary. In addition, our management steadfastly believes that charitable giving and sharing are a vital component of a successful business. To that end, up to twenty percent (20%) of our gross profit on every transaction goes to charity (our gross income minus our cost of sales). Up to ten percent (10%) of our gross profit is donated in the form of cash contributions to charitable organizations. In addition to our cash contributions, our annual goal is to give up to an additional ten percent (10%) in the form of stock grants, client credits, and in-kind contributions to charitable organizations We believe that with success comes the responsibility to do what we can for those less fortunate. As a result, we give charitable contributions to faith-based and secular non-profit organizations that support a variety of social improvement projects. This includes missions and ministries with significant human impact that improve our local communities, the environment, and our social well-being while demonstrating a positive form of governance. We have no intention of deviating from this policy or reducing the amount we give to charity. The charitable giving policy has been written into our Bylaws. The amount of charitable giving could have a significant impact on our bottom line and affect shareholders’ earnings per share. Investors should not invest if they are not comfortable with our charitable contribution plans.

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Summary Offering Information

Shares offered by Company	Up to 1,000,000 Shares (includes 290,314 shares sold under the Offering to date).

Common Shares outstanding before the offering	3,203,219 Common Shares as of the date hereof.

Common Shares outstanding after the offering (if Maximum Offering sold)	3,912,905 Common Shares.

Price per Share	$5.00 per Share.

Use of Proceeds

If we sell all the Shares and complete the Maximum Offering, our proceeds will be $5,000,000. We intend to use these proceeds primarily for:

- Nationwide Growth (plan to hire key executives and managers (24 States)

- Marketing & Advertising

- Retire SBA Debt

- 30% Proceeds to Selling Shareholders

- Working Capital

See “Use of Proceeds” on page 24 of this Offering Circular.

Offering Amount	$1,000,000 - $5,000,000 (We have already met the $1,000,000 Offering minimum)

Risk Factors	The Common Shares offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

We are offering, through this Offering Circular, a limited number of shares of our Common Stock to investors as described herein. We are offering a minimum of 200,000 shares and a maximum of 1,000,000 shares of our Common Stock, par value $0.001 per share. As of the date hereof, we have sold 290,314 shares of Common Stock under this Offering.  We are authorized to issue 25,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. We currently have 3,203,219 shares of common stock and 2,000,000 shares of preferred stock outstanding. See “Securities Being Offered”. Our Preferred Stock will not be offered in this Offering.

We are authorized to issue additional classes of Common Stock from time to time pursuant to other offering materials containing financial terms and conditions that may differ from those set forth herein. As of the date set forth hereof, we are offering Common Stock in one (1) class. Our investment objective and strategy with regard to the Common Stock are set forth below, and investors are directed to such materials. We may, from time to time, refine or change our strategy without prior notice to, or approval by, the shareholders.

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Risk Factors

An investment in our Securities involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular before purchasing our Securities in this Offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our Securities could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our Securities.

Although some of the risk factors summarized below may apply to many start-up companies, we have included them because an emerging growth company such as our Company is inherently subject to these risks, and other risks, which could cause actual results to differ materially from those projected in this Offering. Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest. Investors should carefully consider the risks and uncertainties described below, together with all the other information in this Offering Circular, before deciding whether to invest in the Securities of our company.

INVESTMENT IN OUR COMMON STOCK IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. OUR COMMON STOCK SHOULD NOT BE PURCHASED BY ANY PERSON WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW, AS WELL AS SPECIFIC RISKS IN THE OFFERING MATERIALS, WHEN EVALUATING WHETHER TO MAKE AN INVESTMENT. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY RISKS ASSOCIATED WITH AN INVESTMENT. YOU SHOULD ALSO CONSULT WITH YOUR OWN LEGAL, TAX AND FINANCIAL ADVISORS ABOUT AN INVESTMENT IN THE SECURITIES. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, THE FINANCIAL CONDITION AND RESULTS OF OPERATION COULD BE MATERIALLY AND ADVERSELY AFFECTED AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

General risk relating to COVID-19

The coronavirus (COVID-19) may have an expected effect on our business, financial condition and results of operations.

In March 2020, the World Health Organization declared COVID-19 a global pandemic, and in response governmental authorities around the world implemented measures to reduce the spread of COVID-19. These measures adversely affected workforces, customers, supply chains, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn across many global economies.

The COVID-19 pandemic rapidly escalated in the United States, creating significant uncertainty and economic disruption and leading to record levels of unemployment nationally. Numerous state and local jurisdictions imposed, and subsequently lifted, shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19. These orders may be imposed again in the future if the COVID-19 continues to spike in certain locales, partially as a result of COVID variants. Such orders or restrictions have resulted, and could result in the future, in temporary facility closures, work stoppages, slowdowns and travel restrictions, among other effects, thereby adversely impacting our operations. In addition, we expect to be impacted by a downturn in the United States economy in the long run, which could have an adverse impact on discretionary consumer spending and may have a significant impact on our business operations and/or our ability to generate revenues and profits.

In response to the COVID-19 disruptions, we have implemented a number of measures designed to protect the health and safety of our staff and contractors. These measures include restrictions on non-essential business travel, the institution of work-from-home policies wherever feasible and the implementation of strategies for workplace safety at our facilities that remain open. We are following the guidance from public health officials and government agencies, including implementation of enhanced cleaning measures, social distancing guidelines and wearing of masks.

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The extent to which COVID-19 ultimately impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity and duration of the COVID-19 outbreak and the effectiveness of actions taken to contain the COVID-19 outbreak or treat its impact, among others. Additionally, the extent to which COVID-19 ultimately impacts our operations will depend on a number of factors, many of which will be outside of our control. In addition to the COVID-19 disruptions possibly adversely impacting our business and financial results, they may also have the effect of heightening many of the other risks described in “Risk Factors,” including risks relating to changes due to our limited operating history; our ability to generate sufficient revenue, to generate positive cash flow; our relationships with third parties, and many other factors. We will endeavor to minimize these impacts, but there can be no assurance relative to the potential impacts that may be incurred.

COVID-19 posed specific risks related to our business due to the nature of our business.

COVID-19 posed specific risks to our Company. Specifically, it made it difficult for us to evaluate specific properties, visit certain areas easily, meet with potential clients or investors and joint venture partners. Some companies also determined that because we are a growth company, that we will be delayed unreasonably in our ability to provide brokerage services to property owners in a timely manner.

Where we manage or sell properties that are tenanted, there may be unforeseen delays and late payments due to COVID-19. This may reduce our ability to sell or manage those properties. This would require the Company to work for an extended period of time without payment, be asked to agree to unreasonable compensation or abandon those property listings altogether. This will increase our cost and create delays in earning commissions, and these listings may turn into short sales or REO (bank-owned) properties.

In either case, the COVID-19 pandemic may cause continued disruption in the property market for an unknown time period. This may delay our future growth plans for its nationwide services.

General risk factors

We have a limited operating history and historical financial information upon which you may evaluate our performance.

We were recently incorporated in Delaware in June 2020. In July 2021, we entered into a merger transaction with AARE-CA under which AARE-CA merged into our company and we assumed AARE-CA’s operations.

Accordingly, the Delaware Corporation has only a limited history upon which an evaluation of its prospects and future performance can be made. Past performance of any Director, Officer or Key Employee or the success of the President in any similar venture is no assurance of future success.

Our proposed operations are subject to all business risks associated with growing enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There is a possibility that we could sustain losses in the future or fail to even operate profitably.

We have a limited operating history nationwide and limited capital.

We have a limited operating history nationwide upon which investors may base an evaluation of its performance; therefore, we are still subject to all of the risks incident to the creation and development of a new business on a nationwide scale.

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We have limited assets, limited operating history, and limited operating revenue (outside of California) to date. We are still working on recruiting agents, brokers and staff members, and it will be some time before we are in a position to begin producing significant revenue. Thus, our proposed business is subject to all the risks inherent in new business ventures. The likelihood of success must be considered in light of the expenses, complications, and delays frequently encountered with the start-up of new businesses and the competitive environment in which start-up companies operate.

Our business is subject to general economic conditions.

Our financial success is sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, and interest rates, and overseas, such as currency fluctuations. Such changing conditions could reduce demand in the marketplace for our services. Management believes that the impending growth of the markets we service will insulate us from excessive reduced demand. Nevertheless, we have no control over these changes.

Adverse changes in global and domestic economic conditions or a worsening of the United States economy could materially adversely affect us. Our sales and performance depend significantly on consumer confidence and discretionary spending, which are still under pressure from United States and global economic conditions. A worsening of the economy and decrease in consumer spending may adversely impact our sales, ability to market our services, build customer loyalty, or otherwise implement our business strategy and further diversify the geographical concentration of our operations.

Although we have generated significant revenues in the past several years, the current nationwide expansion plan will require financial resources. Without significant revenues to match the significant ongoing capital costs of the expansion, we will not realize its plans on the projected timetable in order to reach sustainable or profitable operations. Any material deviation from our timetable could require that we seek additional capital. Additional funding may not be available at reasonable cost and it may materially dilute the investment of investors in this Offering.

Our growth and profitability are dependent on a number of factors.

Our growth and profitability are dependent on a number of factors, and our historical growth may not be indicative of our future growth.

Our historic results since the implementation of our new expansion strategy in 2021 should not be considered as indicative of our future performance. We may not be successful in executing our growth strategy, and even if we achieve our strategic plan, we may not be able to sustain profitability. In future periods, our revenue could continue to decline or grow more slowly than we expect. We also may incur significant losses in the future for a number of reasons, including the following risks and the other risks described in this Offering Circular, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors.

We may fail to manage our growth effectively.

We plan to expand our operations by hiring brokers and real estate agents throughout the United States. The anticipated growth could place a significant strain on our management and operational and financial resources. Effective management of the anticipated growth shall require expanding our management and financial controls, hiring additional qualified personnel as required and developing additional expertise by existing management personnel. However, we may not be able to effectively implement these or other measures designed to increase our capability to manage such anticipated growth or to do so in a timely and cost-effective manner. Moreover, management of growth is especially challenging for a company with a short operating history (outside of California) and limited financial resources, and the failure to effectively manage growth could have a material adverse effect on our operations.

We are highly dependent on key personnel and management.

In its current stage of growth, our business will be significantly dependent on our current management team, particularly our CEO, and the Directors of our various departments. The loss of any one of these individuals could have a material adverse effect on us and our operations. We currently maintain a key-executive life insurance policy insuring the life of two of our key executives, and we intend to apply for greater coverage on the existing life insurance policies as well as additional key-executive life insurance policies upon completion of funding.

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Our business depends on attracting and retaining qualified management personnel and agents.

The unanticipated departure of any key member of our management team or high producing real estate agents could have an adverse effect on our business. Given our relative size and the breadth of our operations, there are a limited number of qualified management personnel to assume the responsibilities of management-level employees should there be management turnover. Our success depends to a significant extent upon a number of key employees, including members of senior management. The loss of the services of one or more of these key employees could have a material adverse effect on our results of operations and prospects. In addition, because of the required licensing and specialized nature of our business, our future performance depends on the continued service of, and our ability to attract and retain, qualified management, producing real estate agents, and commercial and technical personnel. Competition for such personnel is intense, and we may be unable to continue to attract or retain such personnel to support our growth and operational initiatives and replace executives or real estate agents who quit, retire or resign. Failure to retain our leadership team and attract and retain other important management and technical personnel could place a constraint on our growth and operational initiatives, which could have a material adverse effect on our revenues, results of operations and product development efforts, and eventually result in a decrease in profitability.

Our charitable giving policy is unique.

Giving and sharing are more than buzzwords at AARE. To that end, up to twenty percent (20%) of our gross profit on every transaction goes to charity (our gross income minus our cost of sales). Up to ten percent (10%) of our gross profit is donated in the form of cash contributions to charitable organizations. In addition to our cash contributions, our annual goal is to give up to an additional ten percent (10%) in the form of stock grants, client credits, and in-kind contributions to charitable organizations.  We believe that with success comes the responsibility to do what we can for those less fortunate. As a result, we give charitable contributions to faith-based and secular non-profit organizations that support a variety of social improvement projects. This includes missions and ministries with significant human impact that improve our local communities, the environment, and our social well-being while demonstrating a positive form of governance. We have no intention of deviating from this policy or reducing the amount we give to charity. The charitable giving policy has been written into our Bylaws. The amount of charitable giving could have a significant impact on our bottom line and affect shareholders’ earnings per share. Investors should not invest if they are not comfortable with our charitable contribution plans.

We may face scrutiny or disaffiliation/abandonment by our members or clients if there is a change in our faith-based values and culture.

Our core values include relationships, faith, accountability, integrity, natural and spiritual gifts, truth, honesty, trust, standards of excellence, generous giving, education, understanding, clear communication, work-life balance, morals, ethics, loyalty, gratefulness, success, and rewards. Our mission as an organization is to fulfill God's will through the business of real estate. Our vision is to bear much fruit which means to yield positive results. We honor God within our real estate agency by nurturing a culture where giving and serving others’ needs before our own is a priority. We obey Him by growing our business based on His moral, ethical and biblical principles. While operating within the legal requirements of the law, and including people of all faiths and walks of life, our business model and culture has been developed based on biblical principles. A shift or adherence to a different set of core values within the organization could impact the retention of our current members and could have a material adverse effect on the Company's operations.

We may face limitations on our ability to integrate acquired businesses.

From time to time, we may engage in acquisitions involving risks, including the possible failure to successfully integrate and realize the expected benefits of these acquisitions. We anticipate making acquisitions in the future, and our ability to realize the anticipated benefits of these transactions, including the expected combination benefits, will depend largely on our ability to integrate acquired businesses.

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The risks associated with future acquisitions may include:

1.	The business culture of the acquired business may not match well with our culture;
2.	Technological and product synergies, economies of scale and cost reductions may not occur as expected;
3.	We may acquire or assume unexpected liabilities;
4.	Faulty assumptions may be made regarding the integration process;
5.	Unforeseen difficulties may arise in integrating operations and systems;
6.	We may fail to retain, motivate and integrate key management and other employees of the acquired business;
7.

Higher than expected finance costs may arise due to unforeseen changes in tax, trade, environmental, labor, safety, payroll or pension policies in any jurisdiction in which the acquired business conducts its operations; and

8.	We may experience problems in retaining customers of the acquired business.

The successful integration of any newly acquired business would also require us to implement effective internal control processes in the acquired business. We cannot ensure newly acquired companies will operate profitably, that the intended beneficial effect from these acquisitions will be realized or that we will not encounter difficulties in implementing effective internal control processes in these acquired businesses, particularly when the acquired business operates in foreign jurisdictions and/or was privately owned.

If we cannot raise sufficient funds, we will not succeed or will require significant additional capital infusions.

We are offering Common Stock in the amount of up to $5,000,000 in this offering, but may sell much less than the maximum offering. Even if the maximum amount is raised, we may need additional funds in the future in order to grow and/or achieve sustainable profitability, and if we cannot raise those funds for any reason, including reasons outside our control, such as another significant downturn in the economy, our business may not survive. If we do not sell all of the Common Stock we are offering, we will have to find other sources of funding in order to develop our business.

Additionally, in order to expand, we are likely to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital infusions may include covenants that give creditors rights over our financial resources or sales of equity securities that will dilute the holders of our Common Stock.

Terms of subsequent financings may adversely impact your investment.

We may need to engage in common equity, debt, or preferred stock financing in the future. We are engaging in this offering under Regulation A to sell a minimum of 200,000 and a maximum of 1,000,000 shares of Common Stock at $5.00 per share. Additionally, interest on any debt securities could increase costs and negatively impact operating results. Preferred Stock could be issued in different series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. The terms of Preferred Stock could be more advantageous to those investors than to the holders of Common Stock. In addition, if we need to raise more equity capital from the sale of Common Stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of prior investors. Shares of Common Stock that we sell could be sold into any market that develops, which could adversely affect the market price of our Common Stock.

Risks of borrowing may negatively impact our business.

We may have to seek loans from financial institutions. Typical loan agreements might contain restrictive covenants, which may impair our operating flexibility. A default under any loan agreement could result in a charging order that would have a material adverse effect on our business, results of operations or financial condition.

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Some of our key personnel allocate their time to other interests, which may reduce the time spent on our business and operations.

Our future success depends on the efforts of key personnel and consultants, especially our CEO. The loss of services of any key personnel or consultants may have an adverse effect on us. There can be no assurance that we will be successful in attracting and retaining other personnel or consultants we require to develop and conduct our proposed operations. In addition, our CEO, Andrew Michael Arroyo, does not work exclusively for us and divides his time among us and his other interests. If circumstances arise in which Mr. Arroyo is required to spend substantially more time attending to matters unrelated to our operations, it could adversely affect our business.

We are subject to substantial regulation, which is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and operating results.

Licensed real estate companies and their associate licensees are subject to substantial regulation under international, federal, state, local and foreign laws. We, and our associate licensees, need to comply with many governmental standards and regulations relating to licensing laws and state administrative codes, among others. In addition, we need to comply with state laws that regulate the buying, selling, investing and managing of real property. Staying compliant with all of these requirements may adversely affect our business and financial condition. Also, we are subject to laws and regulations applicable to real estate services internationally. For example, we will be required to meet country-specific licensing standards that are often materially different from U.S. requirements, thus resulting in the need for additional investment and systems to ensure regulatory compliance. These processes necessitate that foreign regulatory officials review and certify us prior to providing services and market entry. In addition, we must comply with regulations applicable to real estate services after we enter the market, including foreign reporting requirements and foreign management systems. We may incur significant costs in complying with these regulations and may be required to incur additional costs to comply with any changes to such regulations.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to buy, sell, manage or market real estate properties, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge us to take licenses. In addition, if we are determined to have infringed upon a third party's intellectual property rights, we may be required to do one or more of the following:

•	Cease selling, incorporating certain components into, or offering goods or services that incorporate or use the challenged intellectual property;
•	Pay substantial damages;
•	Seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all;
•	Redesign our service offerings or certain components; and
•	Establish and maintain alternative branding for our products and services.

We may also need to file lawsuits to protect our intellectual property rights from infringement from third parties, which lawsuits could be expensive and time consuming and distract management’s attention from our core operations.

If we are unable to adequately control the costs associated with operating our business, including our costs of sales, our business, financial condition, operating results and prospects will suffer.

If we are unable to maintain a sufficiently low level of costs for supporting our real estate agents and maintain a sufficiently low level of costs for marketing, selling and managing properties relative to the fees and commissions earned, our operating results, gross margins, business and prospects could be materially and adversely impacted. We have made, and will be required to continue to make, significant investments into the technological systems that allow us to efficiently service our real estate clients and manage properties. There can be no assurances that our costs of producing and delivering efficient real estate services will be less than the revenue we generate from real estate commissions or that we will ever achieve a positive gross margin on sales.

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If we are unable to address the service requirements of our future customers, our business will be materially and adversely affected.

In order to sustain our business we must be able to adequately address the service requirements of our customers. If we are unable to do this, our business and prospects will be materially and adversely affected. In addition, we anticipate the level and quality of the service we provide our customers will have a direct impact on the success of our future business and referrals. If we are unable to satisfactorily service our customers, our ability to generate customer loyalty, grow our business, and sell and manage additional properties could be impaired.

We may become subject to liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

The risk of professional liability claims, product recalls, and associated adverse publicity is inherent in the real estate brokerage business. We may become subject to liability claims, which could harm our business, prospects, operating results and financial condition. The real estate industry experiences significant liability claims, and we face inherent risk of exposure to claims in the event our employees, officers or real estate agents do not perform as expected per our policy manual. A successful liability claim against us could require us to pay a substantial monetary award. In addition, a liability claim could generate substantial negative publicity about our service and business, which would have material adverse effect on our brand, business, prospects and operating results. Any lawsuit, regardless of its merit, may have a material adverse effect on our reputation, business and financial condition. To help mitigate the financial risks, we carry professional Errors & Omissions liability insurance, which offers financial protection up to $1,000,000 per claim.

We may not be able to properly manage our planned expansion.

We plan on expanding our business through the introduction of a sophisticated marketing campaign to recruit agents nationwide. Any expansion of operations we may undertake will entail risks. Such actions may involve specific operational activities, which may negatively impact our profitability. Consequently, shareholders must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to us at that time, and (ii) management of such expanded operations may divert management’s attention and resources away from its existing operations, and all of those factors may have a material adverse effect on our present and prospective business activities.

Developing new products, services and technologies entails significant risks and uncertainties.

We regularly research and develop new technology and communication systems. Delays or cost overruns in the development of these systems and/or failure of the product or service to meet our performance estimates may be caused by, among other things, unanticipated technological hurdles, difficulties in programming, changes to design and regulatory hurdles. Any of these events could materially and adversely affect our operating performance and results of operations.

We may not be successful in developing a larger customer base.

While we believe we can further develop our existing customer base and develop a new customer base through the marketing and promotion of our services, our inability to further develop such a customer base could have a material adversely affect us. Although we believe that our real estate services offer advantages over competitive companies, our services may not attain a degree of market acceptance on a sustained basis or generate revenues sufficient for sustained profitable operations.

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Changes in consumer behavior could reduce profitability.

Our customers could change their behavior and purchase patterns in unpredictable ways. Our success therefore depends on our ability to successfully predict and adapt to changing consumer behavior outside, as well as inside, the United States. Moreover, we must often invest substantial amounts in research and development before we learn the extent to which products and services will earn consumer acceptance. If our products and services do not achieve sufficient consumer acceptance, our revenue may decline and adversely affect the profitability of the business.

Because we face intense competition, we may not be able to operate profitably in our markets.

Competition in the real estate industry is significant. Nationwide, there are more than 1 million real estate agents, more than 300,000 loan officers, and more than 100,000 real estate brokerage firms. While significant competition does exist, our management believes that our products and services are demographically well positioned, top quality and unique in nature, while offering greater value. The expertise of management combined with training, culture and the innovative nature of its marketing approach set us apart from its competitors. However, there is the possibility that new competitors could seize upon our business model and produce competing products or services with similar focus. Likewise, these new competitors could be better capitalized than we are, which could give them a significant advantage over us. There is the possibility that the competitors could capture significant market share of our intended market.

Trends in consumer preferences and spending can change quickly and be sporadic.

Our operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of customers, competitive pricing, debt service and principal reduction payments, and general economic conditions. We may not be successful in marketing any of its services nationwide or the revenues from such services may not be significant. Consequently, our revenues may vary by quarter, and our operating results may experience fluctuations that will impede appreciation and slow our growth.

We may suffer potential fluctuations in quarterly revenue.

Significant annual and quarterly fluctuations in our revenue may be caused by, among other factors, the volume of revenues generated by us, the timing of new product or service announcements and releases by us and our competitors in the marketplace, and general economic conditions. Our level of revenues and profits, in any particular fiscal period, may be significantly higher or lower than in other fiscal periods, including comparable fiscal periods. Our expense levels are based, in part, on its expectations as to future revenues.

As a result, if future revenues are below expectations, net income or loss may be disproportionately affected by a reduction in revenues, as any corresponding reduction in expenses may not be proportionate to the reduction in revenues. As a result, we believe that period-to-period comparisons of its results of operations may not necessarily be meaningful and should not be relied upon as indications of future performance.

We may face unanticipated obstacles to execution of our business plan.

Our business plans may change significantly. Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that our chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. Management reserves the right to make significant modifications to our stated strategies depending on future events. We may not be successful in our the execution of our business plan.

Management maintains wide discretion as to the use of proceeds from this Offering.

We plan to use the net proceeds from this Offering for the purposes described under Item 4 “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated, which our management deems to be in the best interests of our company and its shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering. Investors for the Securities offered hereby will be entrusting their funds to our Management, upon whose judgment and discretion the investors must depend.

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We will be subject to the significant influence of one of our current stockholders after this Offering, and their interests may not always coincide with those of our other stockholders.

Andrew Michael Arroyo, currently beneficially owns 88% of our outstanding common stock and 100% of our outstanding preferred stock. If the Maximum Offering is sold to investors, Mr. Arroyo will beneficially own 75% of our outstanding Common Stock and control 90% of the outstanding voting rights. As a result, Mr. Arroyo will be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. Because the interests of Mr. Arroyo may not always coincide with those of our other stockholders, such stockholder may influence or cause us to take actions with which our other stockholders disagree.

We plan to reinvest any profits into the business for the foreseeable future.

We intend to retain any initial future earnings to fund operations and expand our business. A Shareholder will not be entitled to receive profits proportionate to the amount of shares of Common Stock held by that Shareholder. Our Board of Directors is vested with the power to declare a dividend to distribute profits based upon our results of operations, financial condition, capital requirements and other circumstances. However, at this time and for the foreseeable future, our Board of Directors has no intention to distribute profits or declare a dividend.

We may be unable to adequately protect our proprietary rights.

In certain cases, we may rely on trade secrets to protect intellectual property, proprietary technology and processes, which we have acquired, developed or may develop in the future. There is a risk that secrecy obligations may not be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. We, in common with other firms, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

We have certain legal and regulatory compliance related to the sale of securities and related to this Offering that we must follow.

Failure to comply with applicable laws and regulations could harm our business and financial results. We intend to develop and implement policies and procedures designed to comply with all applicable federal and state laws, accounting and reporting requirements, tax rules and other regulations and requirements, including but not limited to those imposed by the SEC.

In addition to potential damage to our reputation and brand, failure to comply with the various laws and regulations, as well as changes in laws and regulations or the manner in which they are interpreted or applied, may result in civil and criminal liability, damages, fines and penalties, increased cost of regulatory compliance, and restatements of our financial statements. Future laws or regulations, or the cost of complying with such laws, regulations or requirements, could also adversely affect our business and results of operations.

This Offering Circular contains forward-looking statements that are based on our current expectations, estimates and projections but are not guarantees of future performance and are subject to risks and uncertainties..

Management has prepared projections regarding our anticipated financial performance. These projections are hypothetical and based upon our presumed financial performance, the addition of a sophisticated and well-funded marketing plan and other factors influencing our business. The projections are based on Management’s best estimate of our probable results of operations, based on present circumstances, and have not been reviewed by our independent accountants or auditors. These projections are based on several assumptions, set forth therein, which Management believes are reasonable. Some assumptions, upon which the projections are based, however, invariably will not materialize because of the inevitable occurrence of unanticipated events and circumstances beyond Management’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature. In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into our market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to our business. While Management believes that the projections accurately reflect possible future results of our operations, those results cannot be guaranteed.

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Technology risks

Rapid technological changes may adversely affect our business.

Our ability to remain competitive may depend in part upon its ability to develop new and enhanced new products, services or distribution, and to introduce these products or services in a timely and cost-effective manner. In addition, product and service introductions or enhancements by our competitors, or the use of other technologies could cause a decline in sales or loss of market acceptance of our existing products and services.

Our success in developing, introducing, selling and supporting new and enhanced products or services depends upon a variety of factors, including timely and efficient completion of service and product design and development, as well as timely and efficient implementation of product and service offerings. Because new product and service commitments may be made well in advance of sales, new product or service decisions must anticipate changes in the industries served. We may not be successful in selecting, developing, and marketing new products and services or in enhancing its existing products or services. Failure to do so successfully may adversely affect our business, financial condition and results of operations.

We are dependent on computer infrastructure.

We rely on Internet and computer technology to maintain its records and to market and sell our products and services. Therefore, an Internet or major computer server failure would adversely affect our performance. We presently have limited redundancy systems, rely on third party backup facilities, and only have a limited disaster recovery plan. Despite the implementation of network security measures by us, our servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptive problems, which could lead to interruptions, delays or stoppages in service to users of our services and products, which could cause a material adverse effect on our business, operations and financial condition.

Our website faces inside and outside security risks.

If the security measures we use to protect the personal information of our website users, employees, real estate agents and clients, such as credit card numbers, are ineffective, it could result in a reduction in revenues from decreased customer confidence, an increase in operating expenses, as well as possible liability and compliance costs.

Any breach in our website security, whether intentional or unintentional, could cause our users to lose their confidence in our website and as a result stop using our service and websites. This would result in reduced revenues and increased operating expenses, which would impair us from achieving profitability. Additionally, breaches of our users' personal information could expose us to possible liability as any involved user or users may choose to sue us. Breaches resulting in disclosure of users' personal information may also result in regulatory fines for noncompliance with online privacy rules and regulations.

We believe that as a result of advances in computer capabilities, new discoveries in the field of cryptography and other developments, a compromise or breach of our security precautions may occur. A compromise in the proposed security for our computer systems could severely harm our business because a party who is able to circumvent our proposed security measures could misappropriate proprietary information, including customer credit card information, or other sensitive data that would cause interruptions in the operation of our services and websites. We may be required to spend significant funds and other resources to protect against the threat of security breaches or to alleviate problems caused by these breaches. However, protection may not be available at a reasonable price or at all. Concerns regarding the security of e-commerce and the privacy of users may also inhibit the growth of the Internet as a means of conducting commercial transactions in general. Our users may have these concerns as well, and this may result in a reduction in revenues and increase in our operating expenses, which would prevent us from achieving profitability. We rely on encryption and authentication technology licensed from third parties whose area of expertise is to provide secure transmission of confidential information.

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We are dependent on the functionality of our websites.

If the software for our various websites contains undetected errors, we could lose the confidence of users, resulting in loss of customers and a reduction of revenue. Our online systems, including but not limited to its websites, software applications and online sales for services and products, could contain undetected errors or "bugs" that could adversely affect their performance. We regularly update and enhance all sales, websites and other online systems, as well as introduce new versions of our software products and applications. The occurrence of errors in any of these may cause us to lose market share, damage our reputation and brand name, and reduce our revenues.

Risks related to the offering

There is no current market for our shares.

There is no established public trading market for the resale of our Common Stock; however, we have plans to apply for or otherwise seek trading or quotation of our Common Stock on an over-the-counter market. Investors should assume that they may not be able to liquidate their investment for some time or be able to pledge their shares of Common Stock as collateral.

Our securities have limited transferability and liquidity.

To satisfy the requirements of certain exemptions from registration under the Securities Act, and to conform with applicable state securities laws, each Investor must acquire his/her/its Securities for investment purposes only and not with a view toward distribution. Consequently, certain conditions of the Securities Act may need to be satisfied prior to any sale, transfer, or other disposition of the Securities. Some of these conditions may include a minimum holding period; availability of certain reports, including financial statements from us; limitations on the percentage of Securities sold; and the manner in which they are sold. We can prohibit any sale, transfer or disposition unless it receives an opinion of counsel provided at the holder’s expense, in a form satisfactory to us, stating that the proposed sale, transfer or other disposition will not result in a violation of applicable federal or state securities laws and regulations. No public market exists for the securities at the moment, and no market is expected to develop until we list the securities on an exchange. Consequently, owners of the Securities may have to hold their investment indefinitely and may not be able to liquidate their investments in our securities or pledge them as collateral for a loan in the event of an emergency.

As stated above, there is no formal marketplace for the resale of our Securities. Shares of our Securities may be traded to the extent any demand and/or trading platform(s) exists. However, there is no guarantee there will be demand for the Securities, or a trading platform that allows you to sell them. We have plans to apply for and seek trading/quotation of our Securities on an over-the-counter (OTC) market. It is hard to predict if we will ever be able to obtain a quotation over-the-counter, or “up list” to the NASDAQ or similar stock exchange, although that will be the goal. Investors should assume that they may not be able to liquidate their investment for some time, if at all.

Investors in our Securities should view the investment as a long term investment.

An investment in the Securities may be long term and illiquid. As discussed herein, the offer and sale of the Securities will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration, which depends in part on the investment intent of the investors. Accordingly, purchasers of our Securities must be willing and able to bear the economic risk of their investment for an indefinite period of time. It is likely that investors will not be able to liquidate their investment in the event of an emergency, unless we are listed on an exchange at that time where shares can be openly traded.

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Our management has arbitrarily determined the offering price for the Securities sold hereunder.

The offering price of the Securities has been arbitrarily established by our management, considering such matters as the state of our business development, the general condition of the industry in which we operate, the amount of funds sought from this Offering, and the number of shares the Board of Directors is willing to issue in order to raise such funds. Accordingly, there is no relationship between the price of the Offering and our assets, earnings or book value, the market value of our Securities, or any other recognized criteria of value. As such, the price does not necessarily indicate the current value of our Securities and should not be regarded as an indication of any future market price of our stock.

There is not a firm underwritten commitment for this Offering.

The Securities are offered on a “best efforts” basis by the Company without compensation. We may, in the future, engage the services of certain Financial Industry Regulatory Authority (FINRA) registered broker-dealers to market the Securities on a “best efforts” basis that enter into Participating Broker-Dealer Agreements with us; however, we have not entered into any agreement with any FINRA registered broker-dealer. Accordingly, there is no assurance that we, or any FINRA broker-dealer, will sell the maximum securities offered or any lesser amount.

Investing in our company is highly speculative; you could lose your entire investment.

Purchasing the offered Securities is highly speculative and involves significant risk. The offered Securities should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered Securities and may lose their entire investment. For this reason, each prospective purchaser of the offered Securities should read this Offering Circular and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Investing in our company may result in an immediate loss because investors will pay more for our Securities than what the pro rata portion of the assets are worth.

The Offering price and other terms and conditions regarding our Securities have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the Offering price for the Securities or the fairness of the Offering price used for the Securities.

The arbitrary Offering price of $5.00 per Share as determined herein is substantially higher than the net tangible book value per share of our Common Stock. Our assets do not substantiate a share price of $5.00 per Share. This premium in share price applies to the terms of this Offering. The Offering price will not change for the duration of the Offering even if we obtain a listing on any exchange or become quoted on the OTC Markets.

Although we have an escrow account with the subscriptions for investors, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this Offering, up to $5,000,000, will be placed in an escrow account until the funds are distributed to the Company and Mr. Arroyo, and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

In the event that our Securities are traded, they may trade for less than $5.00 per share and thus will be considered a penny stock. Trading penny stocks has many restrictions, and these restrictions could severely affect the price and liquidity of our shares.

In the event that our Securities are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission has adopted regulations that generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Common Stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and Accredited Investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders of shares of our Common Stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

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Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our Securities, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Securities, which may limit your ability to buy and sell our Securities or have an adverse effect on the market for our Securities, and thereby depress our Security’s price.

You may face significant restriction on the resale of your shares because of state “Blue Sky” laws.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our Securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our Securities. We have not yet applied to have our Securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Offering Circular. We will initially focus our Offering in the State of California and will rely on exemptions found under California Law. There may be significant state Blue Sky law restrictions on the ability of investors to sell, and on purchasers to buy, our Securities. You should therefore consider the resale market for our Securities to be limited, as you may be unable to resell your Securities without the significant expense of state registration or qualification.

We may need additional financing in the future, which may be difficult to obtain or be on terms unfavorable to us.

Assuming all Common Shares are sold in this Offering, we believe that the net proceeds from this Offering, together with its projected cash flow from operations, shall be sufficient to fund the operations of the Company as currently conducted for up to twenty four (24) months. Such belief, however, cannot give rise to an assumption that our cost estimates are accurate or that unforeseen events would not occur that would require us to seek additional funding to meet our operational needs. In addition, we may not generate sufficient cash flow from operations to implement our business objectives. As a result, we may require substantial additional financing in order to implement our business objectives.

We may not be able to obtain additional funding when needed. If obtained such funding may only be available on terms not acceptable to us. In the event that our operations do not generate sufficient cash flow, or we cannot acquire additional funds if and when needed, we may be forced to curtail or cease its activities, which would likely result in the loss to investors of all or a substantial portion of their investments.

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We must be able to attract and retain qualified personnel in order for our business to be successful.

Our ability to realize our objectives shall be dependent on our ability to attract and retain additional, qualified personnel. Competition for such personnel can be intense, and our results may adversely affect our ability to attract and/or retain qualified personnel. Our management team has entered into employment agreements that include non-compete and confidentiality requirements. However, such agreements may not fully protect us from competitive injury if any of these individuals leave us.

We are an emerging growth company.

We are an emerging growth company as defined in the JOBS Act. The reduced disclosure requirements applicable to emerging growth companies may make our Securities less attractive to investors. For as long as we continue to be an emerging growth company, we intend to take advantage of some of the exemptions from the reporting requirements applicable to other public companies. It is possible that investors will find our Securities less attractive as a result of our reliance on these exemptions. If so, there may be a less active trading market for our Securities and our stock price may be more volatile.

Additional Current Economic, Industry and Regulatory Risks

Recent litigation and potential regulation could impact the real estate commissions earned by real estate agents.

In October 2023, a federal jury in Kansas City, Missouri found the National Association of Realtors (NAR) and some of the largest real estate brokers in the country liable for colluding to inflate real estate commissions. The jury ordered the NAR and real estate franchises HomeServices of America and Keller Williams to pay $1.78 billion in damages to the sellers of more than 260,000 homes in Missouri, Kansas and Illinois — the plaintiffs in the case. The defendants have announced they plan to appeal the decision. The case is among several pending lawsuits in U.S. courts confronting "buyer-broker commissions," or the amount of commissions that people selling their homes must agree to pay in order for their home to be included on a "multiple listing service" showing properties for sale in regions around the country. Two other defendants, Re/Max and Anywhere Real Estate, recently resolved claims in similar cases in Illinois and Missouri federal courts. Anywhere Real Estate planned to pay $83.5 million, according to a post at National Association of Realtors. Re/Max said in a regulatory filing it would pay $55 million. Both settlements are pending court approval. When the lawsuit was originally filed in 2019 it included Anywhere Real Estate and Re/Max as defendants, but they agreed to scale back their relationship with the NAR and pay a total of approximately $139 million in damages as part of a settlement. The judge overseeing the case still has to issue a final judgement in the case, which could alter or even ban the cooperative compensation ruling nationally. Depending on the judgment, it could mean that home sellers will not be responsible for paying the commissions of both the listing and buying brokers. The Department of Justice (DOJ) has been actively involved in these litigations, settlements, and pursued their own investigations into a potential antitrust volitation of NAR and other related parties.

Changes in NAR’s current policies or federally mandated regulation by the DOJ could potentially reduce our commissions on residential transactions, which would constrain our growth and operational initiatives and could have a material adverse effect on our revenues, results of operations and product development efforts.

Significant rise in interest rates.

Over the last 18 months, interest rates have risen at a rapid pace which has resulted many buyers being priced out of the marketplace. In the event interest rates continue to rise or remain at elevated levels for an extended period of time, our sales commissions and resulting revenue may decline, which would adversely affect the bottom line of our business.

Significant rise in cost of real estate properties.

Over the last few years, the sale price for properties in many markets we serve has risen dramatically which has resulted in pricing many buyers out of the marketplace. In the event property prices continue to rise or remain at elevated levels for an extended period of time, our sales commissions and resulting revenue may decline and adversely affect the bottom line of our business.

Limited inventory.

Over the last few years, the inventory of properties available to purchase has declined in many markets we serve which has resulted in limited inventory to purchase, lease or sell in the marketplace. In the event inventory remains at limited levels for an extended period of time, our sales commissions and resulting revenue may decline and adversely affect the bottom line of our business.

ITEM 4 DILUTION

An early-stage company typically sells its Securities (or grants options over its shares) to its founder(s) at a very low cash cost because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their securities than the founders or earlier investors, which means that the cash value of the new investors’ stake is diluted because each security of the same type is worth the same amount, and the new investor has paid more for the security than earlier investors did for theirs.

We are offering for sale to new investors up to 1,000,000 shares of our common stock at $5.00 per share. The following table sets forth on a pro forma basis at November 30, 2023, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the paid per Share and assuming the Maximum Offering is sold). Dilution represents the difference between the offering price and the net tangible book value per security immediately after completion of the Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of the company’s arbitrary determination of the offering price of the securities being offered. Dilution of the value of the Securities you purchase is also a result of the lower book value of the Securities held by our existing stockholders.

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	Shares Purchased			Total Consideration		Average Price
	Number		Percent	Amount	Percent	Per Share

Existing Shareholders	3,203,219	(1)	81.86%	$1,396,603	28.24%	$0.436

New Investors	709,686	(2)	18.14%	$3,548,430	71.76%	$5.00

Total	3,912,905		100.00%	$4,945,033	100%	$1.26

(1) Includes 290,314 shares sold in this Offering.

(2) Does not include 290,314 shares sold in this Offering.

If you purchase Shares in this offering, your ownership interest in our Common Stock will be diluted immediately. The difference between the public offering price per share of common stock and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock.

As of June 30, 2023, we had a net tangible book value of ($267,606) or ($0.08) per share of issued and outstanding common stock. After giving effect to the sale of the Shares proposed to be offered in the maximum offering of 1,000,000 Shares, the net tangible book value at that date would have been $4,677,427 or $1.48 per share. This represents an immediate increase in net tangible book value of approximately $1.56 per share to existing shareholders and an immediate dilution of approximately $3.52 per share to new investors.

The following table illustrates such per share dilution:

Proposed public offering price (per share)	$5.00
Net tangible book value per share (June 30, 2023)	$(0.08)
Increase in net tangible book value per share attributable to proceeds from the maximum offering	$1.20
Pro forma net tangible book value per share after the offering	$1.12

Dilution to new investors	$3.88

Future dilution

Another important way of looking at dilution is that dilution can happen due to future actions by the company the investor invested in. This means that an investor's stake in a company could be diluted due to the company issuing additional securities, whether as part of a capital-raising event or issued as compensation to the company's members, employees or marketing partners. As a result, when a company issues more securities, the percentage of the company that investors own will go down, even though the value of the company may go up. This means investors will own a smaller piece of a larger company.

This increase in number of securities outstanding could result from a security offering in any form. If the company decides to issue more securities, an investor could experience value dilution with each security being worth less than before, and control dilution with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per security, which typically occurs when a company offers dividends.

It is important that investors realize how the value of those securities can decrease by actions taken by the company. Dilution can make drastic changes to the value of each security, ownership percentage, voting control, and earnings per security.

ITEM 5 PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

We are offering a maximum of 1,000,000 shares of Common Stock on a “best efforts” basis by our management.  To date, we have sold 290,314 shares of Common Stock in this Offering.

We are not selling the shares through an underwriter.

We will use the website, https://aare.com, to provide notification of the offering. Persons who desire information will be directed to https://aare.com.

Our Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the https://aare.com website.

We are offering our securities in all states.

Investors’ Tender of Funds

After the Offering Statement has been qualified by the Securities and Exchange Commission, we will accept tenders of funds to purchase the shares. Investments up to the initial $1,000,000 (Minimum Offering) were met on March 17, 2022 during our first offering period. Since the Minimum Offering was met, any future investments may close on a “rolling” basis (so not all investors will receive their shares on the same date). The funds tendered by potential investors will be held by North Capital, the escrow agent, and will be transferred to us once the investment has been approved. A closing will occur each time we accept funds (after the first closing, directly from the investors). Upon closing, funds tendered by investors will be made available to us for our use.

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Process of Subscribing

Prospective investors who submit non-binding indications of interest during the “test the waters” period will receive an automated message from us indicating that the offering is open for investment once the Form 1-A has been qualified by the SEC. You will be required to complete a Subscription Agreement in order to invest. The Subscription Agreement can be completed on https://aare.com/ipo via an electronic signature service. The Subscription Agreement includes a representation by the investor to the effect that, if you are not an “Accredited Investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence). The Subscription Agreement must be delivered to us, and you may transfer funds for the subscribed amount in accordance with the instructions stated in the Subscription Agreement. We may reject any investments in the Offering in our sole discretion. For any non-qualified investors, or those investments we reject, the investor’s funds will be returned within thirty (30) after we received the initial completed investment funds and documents.

Selling Security Holders

Our founder and CEO, Andrew Michael Arroyo, is a selling security holder. Regulation A+ provides companies with liquidity for their stockholders by allowing issuers to include shares held by “selling security holders” in the offering. This enables investors access to liquidity through secondary sales as a part of a qualified Regulation A+ offering. In an issuer’s first Regulation A+ offering and for the 12-month period after its first offering, sales by security holders are limited to no more than 30 percent (30%) of the aggregate offering price of the security. In this Offering, Mr. Arroyo is participating at the 30% level. As a result, 30% of the funds received in this Offering will be paid to Mr. Arroyo in exchange for the Securities he is selling to investors, which is 30% of the Shares sold in the Offering.

ITEM 6 USE OF PROCEEDS TO ISSUER

We intend to use the net proceeds from the sale of the Common Stock for achieving our mission as described in our Business Plan herein and as outlined in the following table. Our management shall have broad discretion to determine how such proceeds shall be used.

We may use a portion of the net proceeds to acquire complementary products, technologies, or businesses in the event such an opportunity arises; however, at present, we don’t have any commitments or agreements with respect to any acquisitions.

We will use a portion of the proceeds to pay certain creditors such as the loan we received during the COVID-19 crisis for $150,000 in the form of an SBA loan. The SBA loan is a 30-year loan at 3.75% interest. We may elect to pay this loan off in full or retain the loan. We also have fluctuating credit lines for cash flow purposes with Wells Fargo in the amount of approximately $75,000 and with American Express in the amount of approximately $150,000. Investors should be aware that funds utilized for debt retirement will not be available to support our growth.

Although we do not currently plan to change the allocation of the Use of Proceeds as described herein, we reserve the right to change the Use of Proceeds as our management and/or Board of Directors believes warranted.

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If we raise the Maximum Offering hereunder, our net proceeds (after our estimated offering expenses of $50,000) will be $4,950,000, if you include the $1,500,000 to our Selling Shareholder, and $3,450,000 if you exclude the amounts to our Selling Shareholder. We currently plan to the net proceeds from this Offering as follows:

Shares Offered (% Sold)	Shares Sold (100%)	Shares Sold (75%)	Shares Sold (50%)	Shares Sold (Minimum Offering)(2)
Gross Offering Proceeds(1)	$5,000,000	$3,750,000	$2,500,000	$1,000,000
Approximate Offering Expenses
Misc. Expenses	$5,000	$5,000	$5,000	$5,000
Legal and Accounting	$45,000	45,000	45,000	45,000
Total Offering Expenses	$50,000	$50,000	$50,000	$50,000
Total Net Offering Proceeds	$4,950,000	$3,700,000	$2,450,000	$950,000
Principal Uses of Net Proceeds(1)
Retire SBA Debt & Credit Lines	$0	$0	$250,000	$100,000
Nationwide Growth (training programs)	$2,450,000	$1,875,000	$950,000	$350,000
Marketing & Advertising	$750,000	$562,500	$375,000	$150,000
Selling Shareholder (30% of Proceeds)	$1,500,000	$1,125,000	$750,000	$300,000
Working Capital	$250,000	$187,500	$125,000	$50,000
Total Principal Uses of Net Proceeds	$4,950,000	$3,700,000	$2,450,000	$950,000
Amount Unallocated	$0	$0	$0	$0

__________________

(1)

These amounts are estimated. The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to nationwide growth, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

(2)	As of the date of this Offering Circular we have met the Minimum Offering.

The amounts that we actually spend for any specific purpose may vary significantly and will depend on a number of factors including, but not limited to, the pace of progress of our development efforts; actual needs with respect to testing, research and development; market conditions; and changes in or revisions to our marketing strategies, as well as any legal or regulatory changes that may ensue. You will be relying on the judgment of our management regarding the application of the proceeds of any sale of our Common Stock.

The nationwide expansion is unpredictable. Although we will undertake completion of these milestones with commercially reasonable diligence and we believe we will be able to accomplish these milestones if this offering is fully subscribed, unforeseen circumstances could arise or circumstances may currently exist that we do not contemplate. Such circumstances may delay completion of one or more of the milestones described above, and/or require us to raise additional amounts to sustain us until we are able to achieve profitability. If we are unable to raise all of the funds we are seeking to raise in this offering or any additional funds we may require, we may be required to scale back our development plans by reducing expenditures for production, consultants, marketing efforts, and other envisioned expenditures. This could hinder our ability to expand nationwide.

If management is unable to implement our proposed business plan or employ alternative financing strategies, it does not presently have any alternative proposals. In that event, investors should anticipate that their investment may be lost and there may be no ability to profit from this investment.

We cannot assure you that our services will be accepted in every marketplace nationwide, that we will ever earn revenues sufficient to support our operations or that we will ever be profitable. Furthermore, since we have no committed source of financing, we cannot assure you that we will be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to severely curtail or even to cease our operations.

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ITEM 7 DESCRIPTION OF BUSINESS

This discussion should be read in conjunction with the other sections of this Offering Circular, including "Risk Factors," "Use of Proceeds" and the Financial Statements attached and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Offering Circular.

Company Summary

We provide a variety of real estate brokerage services including sales, leasing, financing and property management. Our services assist our clients to buy, sell, finance, manage, and invest in residential and commercial properties as well as business opportunities.

History

We were originally incorporated under the laws of the State of Delaware on June 18, 2020. On July 31, 2021, we completed a merger transaction with Andrew Arroyo Real Estate, Inc., a California corporation (“AARE-CA”), in a transaction in which we were the surviving entity and we assumed the assets, operations and liabilities of AARE-CA. AARE-DE had no operations prior to the close of the merger. As a result of the merger, we now have AARE-CA’s operations and the current and historical references to our business herein relates to the business of AARE-CA. We have a special form trademark for, use a d/b/a, and are known as “AARE.” AARE-CA was in business for over 17 years and had grown to become a well-respected real estate agency. The primary purpose of the merger was to re-incorporate the company from California to Delaware as part of a plan to prepare for our nationwide expansion, capital fundraising and this offering. We (AARE-DE) are licensed and registered in 24 states to conduct real estate services. AARE-CA was merged out of existence as a result of the merger. Our principal executive office is located at 12636 High Bluff Drive Suite 400, San Diego, CA 92130; our telephone number is 888-322-4368, our fax number is 858-720-1166 and our website address is www.aare.org.

Business Overview

We were founded by Andrew Michael Arroyo. Mr. Arroyo started his career as a real estate appraiser’s assistant. By 1999, Mr. Arroyo held a California real estate sales license and a California real estate appraisal license and started making the transition from appraisals to sales. Mr. Arroyo upgraded his license to become a managing broker in 2001. Since AARE-CA opened its doors as a one-agent company back in 2004, we’ve been through the boom times and the “bust times,” and just kept right on growing. Currently, we provide real estate brokerage, lending and property management services, including assisting clients to buy, sell, finance, manage, and invest in residential and commercial properties as well as business opportunities.  We have approximately three hundred members (agents, brokers, loan officers, managers, and staff) to help us keep everything running smoothly. We are a mission driven organization with clear values. With a successful track record of thousands of real estate sales (totaling more than $1 billion in the last four years alone), we are passionate about our mission of demonstrating Generous Capitalism® in the public markets by growing profits and increasing value for our shareholders while giving back to others in need and fulfilling God’s will through the business of real estate. Our vision is to bear fruit which is an investment principle that means to yield positive results. Our objective is to establish a global real estate corporation based on our Generous Capitalism® business model.

We believe the seven (7) competitive advantages that separate our company from competitors include:

•

Culture: Our culture is a reflection of a healthy organization with clear values that include faith, relationships, accountability, integrity, truth, honesty, trust, standards of excellence, clear communication, work-life balance, morals, ethics, loyalty, gratefulness, success and rewards. We are considered a safe harbor by our members for individuals of all walks of life during a period of history that is polarizing on the social, economic and political spectrum.

•

Equity Compensation: Our unique equity compensation plan gives us the ability to recruit, retain, motivate and inspire our members. We are able to grow revenue with less capital investment required by using our stock as compensation. Providing our members with equity compensation is a unique differentiator from our peers. For real estate and loan brokerages firms, equity compensation is extremely rare; nearly non-existent in the real estate and loan origination industry. This gives our members ownership in the company and as stakeholders they have more incentive and motivation to grow the revenue and profits. This also reinforces our internal generosity practices within our Generous Capitalism® business model.

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•

Multiple Revenue Streams: Residential, commercial, lending, business opportunities, syndication and property management services all under one umbrella. This provides multiple streams of income for our agents and loan officers as well as a complete “one-stop” real estate shop for our clients.

•

Generosity Based Business Model: Our culture is based on generosity and social responsibility during a generational change in workforce. We believe the next generation is demanding a new form of capitalism that illustrates healthy and sustainable business practices externally to the communities it serves in addition to creating jobs, profits and opportunities to its internal stakeholders. We have developed that exact business model and we call it “Generous Capitalism®”.

•

High Growth Potential: We participate in a market that we expect to experience significant growth throughout North America facilitated by a steady increase in new U.S. demand for housing/investments, and the fact we are able to provide real estate and lending services in multiple segments of our market including residential, commercial, property management, business opportunities, and syndication. We have a growing sales network. In the last three years, we have been licensed and expanded into 23 additional states and the District of Columbia in the U.S. and established our sales network throughout North America that is overseen by our team of managers and directors.

•

Experienced Executive Team: Our focused and experienced management team is dedicated solely to our operation and to implementing our business strategies. Each member of the executive team has been involved with the Company for several years and has been instrumental in developing our strategy. Our success strategy and execution that was implemented in California over the last 15 years in now being replicated in all major markets throughout the U.S.

•

Intellectual Property: Our media and training properties coupled with use of advanced technology leads to more market penetration and smoother operations as a company while the real estate industry as a whole transitions to the digital age. Our up-to-date media assets designed specifically for the real estate and lending market give us an edge over our competition. We believe the AARE media and training properties and brand name has a strong legacy dating from the launch of the California corporation in 2004, and we believe it has to this day retained a strong brand loyalty amongst clients, agents and loan officers. We are now operational in 24 states in the U.S. and the District of Columbia and our media assets have been hand tailored to address our new digital age marketplace. Through our media properties, we have the ability to scale our communication and service offerings across the globe. We hold copyrights and trademarks that protect our intellectual property.

Management

Information about our key executives can be found in “Directors, Executive Officers and Significant Employees.”

Employees

We currently have ten (10) full time employees and approximately three hundred (300) real estate agents and loan officers we contract with as independent contractors and who, under the direction of our CEO and Department Directors, are assisting clients with buying, selling, financing and managing real estate properties throughout 24 states and the District of Columbia in the U.S. We also currently have a team of approximately nineteen (19) independent contractors who are performing administrative, support, marketing, public relations and advertising services.

As we expand our operations, we anticipate our needs will change, at which time we intend to add additional full-time employees, contractors and agencies in the areas of marketing, sales, technology, media and design.

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Government and State Regulation

We are required to comply with state licensing laws and rules. The majority of these laws and rules relate to how we may broker real estate, market and/or sell properties. Real estate is regulated by each state’s Real Estate Commission, which is usually appointed by the governor. The regulator’s disciplinary authority is based upon violations of the state Real Estate Law and the Department or Commissioner’s Regulations. Violations of real estate law can result in a suspension or revocation of the license necessary to conduct business in that state. These violations statutorily have their basis in each State’s licensing and administrative laws, business and professions code, statute or chapters. There are laws in other jurisdictions worldwide in which we may broker real estate, market and/or sell properties and with which we will need to comply.

Competition

Competition in the real estate and lending industry is significant. Nationwide, there are more than 1 million real estate agents, more than 300,000 loan officers, and more than 100,000 real estate and lending brokerage firms. While significant competition does exist, our management believes that our products and services are demographically well positioned, top quality and unique in nature, while offering greater value. The expertise of our management combined with training, culture and the innovative nature of our marketing approach set us apart from competitors. However, there is the possibility that new competitors could seize upon our business model and produce competing products or services with similar focus. Likewise, these new competitors could be better capitalized than we are, which could give them a significant advantage over us. There is the possibility that the competitors could capture significant market share of our intended market.

Intellectual Property

We rely on a combination of trademarks and trade secrets to establish and protect our intellectual proprietary rights and may, in the future, file patents. Our intellectual property currently includes various U.S. trademarks and copyrights in the name of “Andrew Arroyo Real Estate Inc.” Our trademarks relate to our company logo, as well as the following names we use in broadcasting: “Top Dollar TV®”, “Real Cash Flow®”, “Real Estate Insight® and “Generous Capitalism®”.

Litigation

The real estate business is known as a litigious industry, especially in certain states like California, which is one of the primary states where we conduct business. Buyers and sellers often bring claims against one another and usually attempt to name the real estate agents and brokers as parties in the claim or the suit seeking financial damages. As a result, we are regularly named in claims and litigation between buyers and sellers. We do not believe most of these claims will amount to any material damages being paid by us and, therefore, we will not name them individually herein. In determining whether liabilities should be recorded for pending litigation claims, we must assess the allegations and the likelihood that we will successfully defend the claim. When we believe it is probable that we will not prevail in a particular matter, we will then record an estimate of the amount of liability based, in part, on advice of outside legal counsel.

We maintain a $1 million Errors and Omission policy that covers us all the way back to June 9th, 2009. In the event, we incur any financial liability from this claim, it will likely be covered under our Errors and Omissions policy up to $1 million, per occurrence.

Currently, we have the following three (3) outstanding claims covered by our E&O insurance that are in process. One (1) claim where a buyer desires compensation from the seller for alleged foundation issues. One (1) claim where a buyer purchased a property under the impression the property was on public sewer when it was on a septic tank. One (1) claim where a tenant moved in and did not pay rent and the seller is pursuing collection from the tenant.

We are not involved in any other arbitration or litigation outside our ordinary course of business, and our management is not aware of any material pending or threatened legal actions relating to our intellectual property, conduct of our business activities, or otherwise.

ITEM 8 DESCRIPTION OF PROPERTY

We do not own any real property. We lease all current office spaces. Under our two (2) current leases, we lease two (2) office spaces that are approximately 2,100 total square feet in Escondido, California and pay $4,800 per month, collectively, in rent. Our current leases expire April 2024, and March 2025, respectively. We own a significant amount of broadcast-quality communication video equipment. We own one corporate vehicle, which is a standard utility vehicle.

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ITEM 9 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this Offering Circular. Some of the information contained in this discussion and analysis or set forth elsewhere in this Offering Circular, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Offering Circular. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this Offering Circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles (GAAP). All references to “Common Shares” refer to the Common Shares of our authorized capital stock.

There is limited historical financial information about us upon which to base an evaluation of our performance. We have only generated revenues from our operations in California. We cannot guarantee we will be successful in our business operations nationwide or our expansion through California. Our business is subject to risks inherent in the establishment of a new business enterprise including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through the issuance of our Common Stock, as described in our Regulation A Offering Circular filed with the Securities and Exchange Commission and qualified on October 12, 2021.  Our management reserves the right to consider various other means of financing including convertible debt and debt financing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent refining our business plan and preparing for a primary financial offering.

Company Overview & Background

Andrew Arroyo Real Estate Inc. d/b/a AARE is an American real estate company committed to servicing clients with residential, commercial and property management services. AARE is an early growth stage company incorporated in the State of Delaware on June 18, 2020, as a for-profit corporation with a fiscal year end of December 31st. On July 31, 2021, we completed a merger transaction with Andrew Arroyo Real Estate, Inc., a California corporation (“AARE-CA”), in a transaction in which we were the surviving entity and we assumed the assets, operations and liabilities of AARE-CA. We have a special form trademark for, use a d/b/a, and are known as “AARE.” AARE-CA was in business for over 17 years and had grown to become a well-respected real estate agency. As a result of the merger, we now have AARE-CA’s operations. As a result, the current and historical references to our business herein relates to the combined business operations of AARE-CA and AARE-DE. The primary purpose of the merger was to re-incorporate the company from California to Delaware as part of a plan to prepare for our nationwide expansion, capital fundraising and a public offering. We (AARE-DE) are licensed and registered in 24 states to conduct real estate services. AARE-CA was merged out of existence as a result of the merger. Our principal executive office is located at 12636 High Bluff Drive Suite 400, San Diego, CA 92130; our telephone number is 888-322-4368, our fax number is 858-720-1166 and our website address is www.aare.com.

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Since AARE-DE was non-operational prior to closing the merger, except for some set-up expenses, the below disclosure is from AARE-CA’s historical operations since we assumed those operations at the close of the merger transaction.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this filing. Management is actively monitoring the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for fiscal year 2021. However, if the pandemic continues, it could have an adverse effect on our results of future operations, financial position, and liquidity in year 2023.

Results of Operations for the Period Ended June 30, 2023 Compared to the Period Ended June 30, 2022

Summary of Results of Operations

	Period Ended June 30,
	2023	2022
Revenue	$3,741,396	$4,797,008

Cost of Sales	$3,258,625	$4,053,922

Gross Profit	$482,771	$743,086

Operating expenses:

General and administrative	$818,389	$930,078
Total operating expenses	$818,389	$930,078

Operating loss	$(335,618)	$(186,992)

Other income (expense)
Total other income (expense), net	$170,468	$54,142
Net loss before income tax	$(165,150)	$(132,850)
Income tax expense	$(2,625)	$(7,917)
Net loss	$(167,775)	$(140,767)

Gross Profit

Our gross profit decreased by $260,315 from $743,086 to $482,771, from the period ended June 30, 2022 compared to the period ended June 30, 2023. Our decrease in gross profit was largely due to a general decrease in the transaction volume in the property market as a result of limited inventory and high interest rates. We expect our gross profit will grow in periods when there is property price expansion and decrease in periods of recession.

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Operating Loss; Net Loss

Our net loss increased by $27,008 to ($167,775) from ($140,767), from the period ended June 30, 2023 compared to the period ended June 30, 2022. Our operating loss increased by $148,626 to ($335,618) from ($186,992) for the same periods. Our increase in net loss was largely due to a general decrease in the transaction volume in the property market as a result of limited inventory and high interest rates. We expect our net profit will grow in periods when there is property price expansion and decrease in periods of recession.

Revenue

Our revenue decreased by $1,055,612 to $3,741,396 from $4,797,008, from the year period ended June 30, 2023 compared to the period ended June 30, 2022. Our increase in revenue was largely due to a general decrease in the transaction volume in the property market as a result of limited inventory and high interest rates. We expect our revenue will grow in periods when there is property price expansion and decrease in periods of recession.

Cost of Sales

Our cost of sales decreased by $795,297 to $3,258,625 from $4,053,922, from the period ended June 30, 2023 compared to the period ended June 30, 2022. The decrease in cost of sales was largely due to decreases in payments to real estate agents, transaction coordinators, referral fees, property management fees paid, and charitable contributions. We expect our cost of sales will grow in periods when there is property price expansion and decrease in periods of recession.

General and Administrative Expenses

General and administrative expenses decreased by $111,689 to $818,389 from $930,078, from the period ended June 30, 2023 compared to the period ended June 30, 2022. The decrease is primarily due to management’s decision to reduce costs and fees associated with our nationwide expansion, the hiring of additional staff, managers and directors to operate nationwide, and support for the additional real estate agents and loan officers due to a general decrease in the transaction volume in the property market as a result of limited inventory and high interest rates. We expect to have costs related to expansion and additional real estate agents at times of expansion. We do not expect to have costs related to securities offerings except in periods we conduct an offering of our securities.

Other Income (Expense)

We had net other income of $170,468 for the six-month period ended June 30, 2023 and net other expense of $54,142 for the six-month period ended June 30, 2022. For the period in 2023, our net other income primarily related to receiving an employee retention credits. For the period in 2022, our net other income primarily related to the gain on sale of our moving truck.

During the periods ended June 30, 2023 and 2022, we generated negative cash flows. Our cash on hand as of June 30, 2023 was $247,800, and our cash flow used in operations was ($127,311) for the six months then ended. As a result, we do not have short term cash needs, but need to raise additional funds to finance our long term business plans. Our cash needs are being satisfied through our operations, but we will need additional money to fund our planned nationwide expansion. Although we are licensed 24 states, the majority of our current operations are in California.

Our cash, current assets, total assets, current liabilities, and total liabilities as of June 30, 2023 and as of December 31, 2022, respectively, are as follows:

	June 30, 2023	December 31, 2022	Change
Cash	$247,800	$219,721	$28,079
Total Current Assets	$606,859	$567,168	$39,691
Total Assets	$906,755	$901,830	$4,925
Total Current Liabilities	$675,872	$615,152	$(60,720)
Total Liabilities	$1,174,361	$1,143,317	$(31,044)

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Our current assets increased as of June 30, 2023, as compared to December 31, 2022, primarily due to our capital raise through our Regulation A offering which resulted in more cash and cash equivalents, as well as more other assets, consisting primarily of property management deposits. The increase in our total assets between the two periods is primarily related to an increase in cash and cash equivalents from our capital raise through our Regulation A offering and increases in property management deposits, as well as slightly less property and equipment, net at June 30, 2023 compared to December 31, 2022.

Our current liabilities increased as of June 30, 2023, as compared to December 31, 2022. This increase was primarily due to increases in other current liabilities, which was property management deposits, and by us having more debt and more outstanding on our line of credit.

Sources and Uses of Cash

Operations

We had net cash used in operating activities of ($127,311) for the period ended June 30, 2023, as compared to net cash provided by operating activities of $24,498 for the period ended June 30, 2022. In 2023, the net cash used in operating activities consisted primarily of our net loss of ($167,775), adjusted by depreciation and amortization of $14,355, gain on sale of property and equipment of $1,048, changes in our assets and liabilities of accounts receivable of $34,714, change in other current assets of ($46,326), change in accounts payable of $1,755, change in accrued liabilities of ($33,036), change in other current liabilities of $87,265 and change in operating lease liabilities of ($19,311). In 2022, the net cash provided by operating activities consisted primarily of our net loss of ($140,767), adjusted by depreciation and amortization of $19,683, gain on sale of property and equipment of $35,889, change in accounts receivable of ($49,114), change in other current assets of 111,265, change in accounts payable of $60,298, change in accrued liabilities of ($44,577), change in other current liabilities of ($64,270) and change in operating lease liabilities of $96,091.

Investments

Our cash used for investing activities during the period ended June 30, 2023 was $19,363, compared to ($148,817), during the period ended June 30, 2022. For the period in 2023, the cash used for investment activities related to the net purchases of property and equipment of $20,411 and disposal of property and equipment of ($1,048). For the period in 2022, the cash used for investment activities related to the net purchases of property and equipment of ($94,732), disposal of property and equipment of ($35,889), and purchase of intangible assets of ($18,196).

Financing

Our net cash provided by financing activities for the period ended June 30, 2023 was $136,027, compared to $747,016 for the period ended June 30, 2022. For the six months ended June 30, 2023, our net cash provided by financing activities consisted of repayments on auto loan of ($2,174), net borrowings on a line of credit of ($3,455), and cash from sales of common stock of $141,656. For the six months ended June 30, 2022, our net cash provided by financing activities consisted of repayments on auto loan of ($4,947), proceeds from SBA loan of $21,868, repayments on related party note of ($4,368), net borrowings on a line of credit of ($74,058), and cash from sales of common stock of $808,539.

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Results of Operations for Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

Summary of Results of Operations

	Year Ended December 31,
	2022	2021
Revenue	$8,044,306	$3,665,350

Cost of Sales	$6,798,887	$3,100,890

Gross Profit	$1,245,419	$564,460

Operating expenses:

General and administrative	$2,015,635	$708,863
Total operating expenses	$2,015,635	$708,863

Operating loss	$(770,216)	$(144,403)

Other income (expense)
Total other income (expense), net	$73,128	$9,082
Net loss before income tax	$(697,088)	$(135,321)
Income tax expense	$(9,874)	$(566)
Net loss	$(706,962)	$(135,887)

Gross Profit

Our gross profit increased by $680,959 from $564,460 to $1,245,419 from the year ended December 31, 2021 compared to the year ended December 31, 2022. Our increase in gross profit was largely due to demand in the housing market primarily as a result of limited inventory and rising interest rates. We expect our gross profit will grow in periods when there is property price expansion and decrease in periods of recession.

Operating Loss; Net Loss

Our net loss increased by $571,075 from ($135,887) to ($706,962) from the year ended December 31, 2021 compared to the year ended December 31, 2022. Our operating loss increased by $625,813 from ($144,403) to ($770,216) for the same periods. Our higher general and administrative expenses led to the increase in our operating loss and net loss.  The changes are detailed below.

Revenue

Our revenue increased by $4,378,956 from $3,665,350 to $8,044,306, from the year period ended December 31, 2021 compared to the year ended December 31, 2022. Our increase in revenue was largely due to demand in the housing market, largely a result of low inventory and more buyers than sellers. We expect our revenues will grow in periods when there is property price expansion and decrease in periods of recession.

Cost of Sales

Our cost of sales increased by $3,697,997 from $3,100,890 to $6,798,887, from the year ended December 31, 2021 compared to the year ended December 31, 2022. The increase in cost of sales was largely due to increases in payments to real estate agents, transaction coordinators, referral fees, property management fees paid, and charitable contributions. We expect our cost of sales will grow in periods when there is property price expansion and decrease in periods of recession.

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General and Administrative Expenses

General and administrative expenses increased by $1,306,772 from $708,863 for the year ended December 31, 2021 to $2,015,635 for the year ended December 31, 2022, primarily due to costs and fees associated with our nationwide expansion, the one-time costs related to our Regulation A offering of approximately $200,000, and support for the additional real estate agents contracts.  We expect to have costs related to expansion and additional real estate agents at times of expansion. We do not expect to have costs related to securities offerings except in periods we conduct an offering of our securities.

Net Other Income (Expense)

We had a net other income of $9,082 for the year ended December 31, 2021, and net other income of $73,128 for the year ended December 31, 2022. For the period in 2021 our net other income related to interest expense of $3,919, and other income of $17,857. For the period in 2022 our net other expense related to interest expense of $10,708, interest income of $2,158, dividend income of $2,474, other income of $43,319 and the gain on sale of $35,889 from the sale of our moving truck.

Liquidity and Capital Resources for Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

Introduction

We have limited liquidity. The capital resources required by us to manage our operations nationwide are significant. Therefore, we are offering, through our Regulation A offering, a limited number of shares of Common Stock to investors in order to raise capital and increase our liquidity and capital resources. As of December 31, 2022, we had $352,983 in long term debt as outlined in the financial statement section. We have no current commitments for capital expenditures as of the end of the latest fiscal year or any subsequent interim period.

We use our capital resources to:

•	Fund operating costs;
•	Fund capital requirements, including capital expenditures;
•	Make debt and interest payments;
•	Invest in new technologies, products, services and ventures; and.
•	Making charitable contributions to support charities worldwide.

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We need cash to meet our working capital needs as the business grows, to hire managing brokers, and to fund acquisitions and debt repayment. We intend to use cash flows from operations and the sale of common stock to fund anticipated levels of operations for the next twelve months. As our availability under our credit lines is limited, it is important that we manage our working capital. We may need to raise additional capital through debt or equity financing to support our growth strategy, which may include acquisitions. There is no assurance that such financing will be available or, if available, on acceptable terms. Our current cash on hand is limited. Our CEO, Andrew Michael Arroyo, is currently paying all costs associated with our  Regulation A offering and shall pay any additional funds that may be required. Accordingly, we anticipate that our current cash on hand is not sufficient to meet the new obligations associated with being a company that is fully reporting with the SEC. However, to the extent that we do not expend the entire cash on hand on our Regulation A offering, the remaining cash will be allocated to cover these new reporting company obligations. Through December 31, 2022, we spent approximately $200,000 on the costs related to our Regulation A offering, which was loaned to the Company by our CEO, and any additional funds that we are required to spend shall also be paid by our CEO and reimbursed from the proceeds of our Regulation A offering. To date, we have managed to keep our monthly cash flow requirement low for two reasons: first, our CEO draws a minimal salary at this time and, second, we have been able to keep our operating expenses to a minimum by operating with the minimum services necessary to sustain. We currently have no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital. Our CEO has made no commitments, written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If we are unable to raise the funds partially through our Regulation A offering, we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through our Regulation A offering, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we could be required to seek protection from creditors under applicable bankruptcy laws.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address Board of Directors’ independence, Audit Committee oversight and the adoption of a code of ethics. Our Board of Directors is comprised of one individual. Our CEO makes decisions on all significant corporate matters such as the approval of terms of the compensation of our CEO and the oversight of the accounting functions.

We have not yet adopted any corporate governance policies and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an Audit Committee or other independent committees outside of our Board of Directors as we presently do not have any independent directors. If we expand our Board membership in future periods to include additional independent Directors, we may seek to establish an Audit Committee and other committees of our Board of Directors. It is possible that if our Board of Directors included independent Directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested Directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent Directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for Director nominees may be made by a majority of Directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

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During the years ended December 31, 2022 and 2021, we generated negative cash flows. Our cash on hand as of December 31, 2022 was $219,721 and our monthly cash flow used in operations is approximately ($55,000). As a result, we do not have short-term cash needs, but need to raise additional funds to finance our long-term business plans. Our cash needs are being satisfied through our operations, but we will need additional money to fund our planned nationwide expansion. Although we are licensed in 24 states, almost all of our current operations are in California.

Our cash, current assets, total assets, current liabilities, and total liabilities as of December 31, 2022 and December 31, 2021, respectively, are as follows:

	December 31, 2022	December 31, 2021	Change

Cash	$219,721	$3,655	$216,066
Total Current Assets	$567,168	$317,834	$249,334
Total Assets	$901,830	$594,562	$307,268
Total Current Liabilities	$615,152	$494,633	$120,519
Total Liabilities	$1,143,317	$962,087	$181,230

Our current assets increased as of December 31, 2022, as compared to December 31, 2021, primarily due to us having more cash and cash equivalents, as well as more other assets, consisting primarily of property management deposits. The increase in our total assets between the two periods is primarily related to us having more cash and current assets, and increases in property management deposits at December 31, 2022 compared to December 31, 2021.

Our current liabilities increased as of December 31, 2022, as compared to December 31, 2021. This increase was primarily due to increases in other current liabilities, which was property management deposits, partially offset by us having slightly more charge card debt and slightly more outstanding on our line of credit.

Sources and Uses of Cash

Operating Activities

We had net cash used in operating activities of ($487,722) for the year ended December 31, 2022, as compared to net cash provided by operating activities of $119,095 for the year ended December 31, 2021. In 2022, the net cash used in operating activities consisted primarily of our net loss of ($706,962), adjusted by depreciation and amortization of $39,973, gain on sale of property and equipment of $35,889, change in accounts receivable of ($68,504), change in other current assets of $35,236, change in accounts payable of $52,137, change in accrued liabilities of $9,295, change in other current liabilities of $36,963 and change in operating lease liabilities of $78,251. In 2021, the net cash provided by operating activities consisted primarily of our net loss of ($135,887), adjusted by depreciation and amortization of $30,857, change in other current assets of ($314,179), change in accounts payable of $19,050, change in accrued liabilities of $84,793, change in other current liabilities of $282,572 and change in operating lease liabilities of $151,889.

Investing Activities

Our cash used for investing activities during the year ended December 31, 2022 was ($133,796), compared to ($544,223) during the year ended December 31, 2021. For the period in 2022, the cash used for investment activities related to the net purchase of property and equipment of ($115,600) and the purchase of intangible assets for ($18,196). For the period in 2021, the cash used for investment activities related to the net purchases of property and equipment of ($544,223).

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Financing Activities

Our net cash provided by financing activities for the year ended December 31, 2022 was $837,584, compared to $428,783 for the year ended December 31, 2021. For the year ended December 31, 2022, our net cash provided by financing activities consisted of repayment on auto loan of ($9,894), proceeds from a Small Business Administration (“SBA”) loan of $21,924, repayment on related party note of ($8,772), net borrowings on a line of credit of $1,326, and cash from sales of common stock of $833,000. For the year ended December 31, 2021, our net cash provided by financing activities consisted of proceeds on auto loan of $36,945, proceeds from SBA loan of $147,780, proceeds on related party note of $165,000, net borrowings on a line of credit of $74,058, and cash from sales of common stock of $5,000.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements as of December 31, 2022 and December 31, 2021.

Seasonal Cash Flow

The real estate brokerage business is seasonal. Our property management and membership cash flow stays fixed year-round as long as we maintain our current management contracts. The majority of property sales occur between March and September each year. Cash flow is normally strong during these months and typically offers a surplus. During the season between October and December, sales traditionally slow down but the cash flow is adequate to cover fixed expenses and overhead. The low season is January to February and usually runs a deficit, which requires the use of credit lines or capital reserves to sustain payroll and fixed overhead costs during these months before the spring selling season begins.

Capital Expenditures

We have not made any major capital expenditures in 2022 and do not anticipate any near-term capital expenditures in 2023. From 2017 to 2019, we purchased more than $1,000,000 (original retail value) of broadcast-quality video/audio communication equipment for an average of 28 cents on the dollar to prepare for our nationwide communications in the digital age.

Contractual Obligations

We have very few contractual obligations. We have two long-term leases (2 year terms). The majority of our vendors, utilities and service providers are on month-to-month agreements; however, there are a few utilities and service providers that are on an annual contract that renews each year.

Debt

We received $121,102 of Paycheck  Protection Program (PPP) funds during the Covid-19 crisis and $150,000 in the form of an SBA loan under the Economic Injury Disaster Loan (EIDL) program. The PPP funds are 100% forgivable if certain conditions are met. The Company applied for forgiveness in 2021. All $121,102 has been forgiven. The EIDL is a 30-year loan at 3.75% interest. We may elect to pay this loan off in full or retain the loan. We also have fluctuating lines of credit for cash flow purposes with Wells Fargo Bank in the amount of approximately $75,000 and with American Express in the amount of approximately $100,000. Investors should be aware that funds utilized from our current Regulation A offering for debt retirement will not be available to support our growth.

Inflation

Inflation has been rising. The effect of inflation on our revenues and operating results has not been significant. The rise in inflation has affected the long term interest rates, which directly affect borrowing costs for mortgages, and in turn may affect property sales and our ability to earn commission. The current interest rate environment is higher than the low interest rates experienced in the past few years.

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Plan of Operations

We anticipate that the funds we intend to raise in our Regulation A offering will be sufficient to enable us to grow our company nationwide and execute our business plan, including, but not limited to, securing our base of operations and any updates and/or modifications; acquiring equipment and infrastructure; hiring a strong management team and key personnel; and achieving growth by way of licensing and strategic partnerships. It is the opinion of our management that the proceeds from our Regulation A offering will satisfy our need for liquidity and cash requirements for the foreseeable future and put us in a position to grow our business in accordance with our business plan, outlined below:

1.	Milestone 1: Hiring Management and Key Personnel Nationwide

Our plan of operation in this stage is to hire managing brokers nationwide to supervise and oversee the real estate agents we recruit, as required by law.

2.	Milestone 2: Growth of Acquisitions and Training Agents/Loan Officers

Implement our “7 Steps to Powerful Paychecks” training nationwide in all markets, which led to our success in California, and acquire smaller brokerages and/or large teams to join our Company.

3.	Milestone 3: Ongoing Growth through Recruit, Retain, Nurture, Production of Content

Continue to grow our agency and utilize our Membership platform technology to recruit, retain, supervise and nurture the relationships with our agents and staff while producing quality content to keep them engaged, trained, inspired and focused on top performance.

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ITEM 10 DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table lists the current Directors and Executive Officers of the Company. Our plan is to add a full time Chief Financial Officer and other top-level positions that will help the company grow.

Directors, Executive Officers and Significant Employees

Name [1]	Position	Age	Term of Office[2]	Approximate Hours Per Week
Andrew Arroyo	Chairman of the Board, CEO, Director	46	1/1/2004	40
Tiffany Mohler	Secretary, V.P. Administration	41	6/1/2017	30
Clark Anctil	Treasurer, Financial Director	59	10/1/2017	20
John Windscheffel	V.P. Communications	55	8/1/2017	40
David Malme	V.P. Humanitarian	74	1/1/2017	10

 __________

1 All addresses shall be considered 12636 High Bluff Dr. Suite 400, San Diego, CA 92130.

2 Includes time worked with AARE-CA prior to the merger with AARE-DE.

Directors

Our Board of Directors is currently composed of one director, Andrew Michael Arroyo. Upon completion of our ongoing Regulation A offering, our plan is that we will expand our Board of Directors to three to seven members.

Executive Officers

Chairman of the Board, Director and Chief Executive Officer

Andrew Michael Arroyo is our Chairman of the Board of Directors and Chief Executive Officer. He is personally licensed as a managing broker in 24 states and the District of Columbia and has been a part of more than a billion dollars in real estate transactions in his 23-year career in the real estate industry. As CEO, Mr. Arroyo is responsible for representing the best interests of the Company and its shareholders. He is responsible for creating and implementing strategies to grow the business and brand by developing business relationships and alliances, pursuing corporate opportunities, as well as assisting with oversight and management of the day-to-day operations.

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Treasurer, Financial Director

Clark Anctil is a seasoned financial executive with a broad range of experience with positions in financial reporting, general management, operations and supply chain management, covering responsibilities of product costing, material and resource planning, procurement and sourcing, HR training and development, information systems, twin plant operations, "Just in Time” manufacturing, "lean systems”, and facility design and engineering. During his career, he has mentored staff and trained teams in achieving results and effective management with a focus on knowledge acquisition, understanding and proactive execution in a lean environment. This approach led him to develop and deploy software to support business growth covering material, labor and resource planning, operational cost tracking, throughput management and production control. In addition to his corporate career, he has been a top producing real estate professional since 2010 and licensed loan originator since 2020, and currently holds a broker’s license in the state of California. He joined AARE as a sales agent in 2017 and has worked closely with the founder of AARE throughout the years. Clark has a heart to mentor and train other employees how to grow a business with the stakeholder’s interest in mind. His depth of experience and hands-on approach provide a unique skill set and make him a valuable member of the AARE financial and operations team.

Secretary, V.P. of Administration

Tiffany Mohler holds a degree in Business Administration from San Diego State University, and her education has served her well. As V.P. of Administration, Mrs. Mohler is in charge of compliance and risk management and handles setup and training for all managing brokers and agents nationwide. Her leadership qualities and “peacemaking” nature make her a natural for dealing with diverse personalities and situations. Mrs. Mohler has been involved in real estate since 2002, when she was hired as a temp in a Re/Max office. That temporary job led to an office administration position, which led to a position as transaction coordinator for a top producing real estate group. In 2008, she became a licensed assistant and stayed with that team until 2013, when she joined AARE as a transaction coordinator. She grew within the organization to become a leader and ultimately to become a full-time employee in 2017 by accepting the role of designated broker in California.

V.P. of Communications

John Windscheffel brings a wealth of experience and expertise to this position, having been the top salesperson at three different corporations since beginning his sales career in 1992. Over this time, he has created award-winning sales teams, performed corporate sales training and recruiting, and been charged with overseeing multiple sales offices. He and two brothers-in-law founded Real Estate Village in late 1997. Theirs was one of the first online companies to develop websites for real estate professionals. Because of their success, Homes.com purchased the company in the spring of 2000. He stayed with Homes.com until 2003, when he moved on to another corporation. There he become an International Corporate Sales trainer and built the largest sales team in the company's history. When AARE agents want guidance from an experienced trainer and communicator, they turn to John. John’s relationship with AARE founder Andrew Arroyo dates back to 1999 when Andrew sold him and his wife, Nancy, their first home in San Diego.

V.P. of Humanitarian

David Malme is our Humanitarian Vice President overseeing our nationwide expansion. He was the CEO and owner of a publishing and distribution company for 18 years. His prior experience includes book publishing, direct mail marketing consulting, field and telephone sales management, sales and marketing management, purchasing/inventory management, distribution, and retail store management. He is an accomplished leader committed to teaching, mentoring and building highly effective teams and business relationships that deliver profitable growth. He has a proven track record of developing and growing brands through innovative product marketing and creative selling strategies that capture market share, acquire and grow customer relationships, and drive profits.

There are no arrangements or understandings between our executive officers and directors and any other persons pursuant to which the executive officer or director was selected to act as such. There are no family relationships between our executive officers.

ITEM 11 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following is a discussion and analysis of compensation arrangements of our named Directors and Executive Officers. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

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Our Compensation Committee, who will be appointed by our Board, will be responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our Executive Officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

The following tables set forth certain information about compensation paid, earned or accrued for services by (i) the Company’s Chief Executive Officer and (ii) all other executive officers who earned in excess of $100,000 in the years ended December 31, 2022 and 2021 (“Named Executive Officers”):

SUMMARY COMPENSATION TABLE(1)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa -tion ($)	Total ($)
Andrew Michael Arroyo, CEO	2022 2021	166,731 123,481	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- 5,606	166,731 129,087
Clark Anctil, Treasurer, Financial Director (2)	2022 2021	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	169,604(3) 243,076(3)	169,604(3) 243,076(3)
Tiffany Mohler, Secretary, VP Administration	2022 2021	55,250 48,303	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	27,332 15,350	82,582 63,653
John Windscheffel, VP Communications	2022 2021	78,000 71,500	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	78,000 71,500
David Malme, VP Humanitarian	2022 2021	58,503 53,205	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	58,503 53,205

____________

(1)	Includes amounts paid by AARE-CA.
(2)	Mr. Anctil was appointed to the position of Financial Director on June 1, 2022 and was appointed to the position of Treasurer on December 5th, 2023.
(3)	All amounts were paid for consulting fees and real estate commissions.

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The following table sets forth director compensation for 2022(1):

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Andrew Michael Arroyo	-0-	-0-	-0-	-0-	-0-	-0-	-0-

____________

(1)	Includes amounts paid by AARE-CA.

Anticipated Executive Compensation Following this Offering

Following this Offering, Board of Directors will determine the appropriate compensation plans and programs for our executives. Our Board of Directors will review and evaluate our executive compensation plans and programs to ensure they are aligned with our compensation philosophy. In addition, our Board of Directors may retain its own compensation consultant to advise it in its compensation planning decisions.

We expect revised compensation plans and arrangements for our named Executive Officers that will generally become effective upon completion of this Offering to consist generally of an annual base salary, a short-term annual incentive component, a long-term incentive (equity awards) component, and health and retirement benefits component.

We plan to establish an equity compensation plan for its management, real estate agents, loan officers and other employees in the future.

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Agreements with our Named Executive Officers

Our current employment agreements provide for an annual salary, potential bonus based on performance, participation in a 401(k) plan through Safe Harbor, and 14 days (or two weeks) paid vacation time after the vesting period is complete.

After the consummation of this Offering, we will revise our employment agreements to provide for an annual salary, potential bonus based on performance, equity grant (based on grant date fair market value) in stock options, restricted stock or other form of equity award as determined by the Board of Directors. We expect these awards will be granted under the 2023 Plan. Each executive will also receive employee benefits made available to our other employees, including, without limitation, participation in any 401(k) plan, 14 days (or two weeks) paid vacation time and a monthly contribution towards a health plan.

All related party transactions described in this section occurred prior to adoption of this policy and, as such, these transactions were not subject to the approval and review procedures set forth in the policy.

ITEM 12 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth, as of November 30, 2023, certain information with respect to our equity securities owned of record or beneficially by (i) each of our Officers and Directors; (ii) each person who owns beneficially more than 5% of each class of our outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Common Stock(1)

Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	No. of Shares	Percent of Class	Percent of Total Voting Rights(4)

Andrew Michael Arroyo (2)(3)	CEO, Chairman and a Director	2,814,241	87.85%	30.57%

Clark Anctil (2)(3)	Treasurer and Financial Director	1,408	<1%	<1%

Tiffany Mohler (2)(3)	Treasurer and VP Administration	2,914	<1%	<1%

John Windscheffel (2)(3)	Secretary and VP Communication	1,151	<1%	<1%

David Malme (2)(3)	VP Humanitarian	1,591	<1%	<1%

All Officers and Directors as a Group (5 persons)		2,821,305	88.07%	30.65%

_____________________

(1)

As of November 30, 2023, there were 3,203,219 shares of common stock outstanding (post 3,000-for-1 forward stock split effective July 29, 2021). Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)	Indicates an officer and/or Director of the Company.

(3)	Unless indicated otherwise, the address of the shareholder is Andrew Arroyo Real Estate Inc., 12636 High Bluff Drive, Suite 400, San Diego, CA 92130.

(4)

Calculated based on the total votes currently outstanding (does not include votes from shares underlying promissory notes, options or warrants). As of November 30, 2023, there was a total of 9,203,219 votes outstanding, consisting of 3,203,219 votes from common stockholders and 6,000,000 votes from Series A Preferred Stock holders.

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Series A Preferred Stock(1)

Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	No. of Shares	Percent of Class	Percent of Total Voting Rights(4)

Andrew Michael Arroyo (2)(3)	CEO, Chairman and a Director	2,000,000	100.0%	65.19%

Clark Anctil (2)(3)	Treasurer and Financial Director	-0-	0%	0%

Tiffany Mohler (2)(3)	Secretary and VP Administration	-0-	0%	0%

John Windscheffel (2)(3)	VP Communication	-0-	0%	0%

David Malme (2)(3)	VP Humanitarian	-0-	0%	0%

All Officers and Directors as a Group (5 persons)		2,000,000	100.0%	65.19%

________________

(1)

As of November 30, 2023, there were 2,000,000 shares of Series A Preferred Stock outstanding (each share has three (3) votes on all matters presented to the common stockholders for a vote, and converts into one (1) share of common stock). Shares of preferred stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)	Indicates an officer and/or director of the Company.

(3)	Unless indicated otherwise, the address of the shareholder is Andrew Arroyo Real Estate Inc., 12636 High Bluff Drive, Suite 400, San Diego, CA 92130.

(4)

Calculated based on the total votes currently outstanding (does not include votes from shares underlying promissory notes, options or warrants). As of November 30, 2023, there was a total of 9,203,219 votes outstanding, consisting of 3,203,219 votes from common stockholders and 6,000,000 votes from Series A Preferred Stock holders.

Transactions with Related Persons, Promoters and Certain Control Persons; Corporate Governance

Through December 31, 2021, we spent approximately $200,000 on the costs related to our ongoing Regulation A offering, which was loaned to the Company by our CEO, and any additional funds that we are required to spend shall also be paid by our CEO and reimbursed from the proceeds of our ongoing Regulation A offering. The terms of the promissory note are interest payable on the unpaid principal at the interest rate of 4% per annum. Principal and interest began on February 1st, 2022 until the end of the repayment period which is June 29th, 2025.

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Mr. Anctil, our Financial Director and Treasurer, acts as a real estate professional for the Company and receives consulting fees and real estate commissions for these services.

Our Board will adopt a written related person transaction policy, to be effective upon the closing of our ongoing Regulation A offering setting forth the policies and procedures for the review and approval or ratification of related person transactions, which will generally include transactions involving the Company and our Directors, Executive Officers, nominees for director, beneficial owners of more than five percent of our Common Stock and members of the immediate families of the foregoing. This policy will provide that transactions involving related persons are approved, or ratified if pre-approval is not feasible, by our Audit Committee, which approves or ratifies the transaction only if our Audit Committee determines that it is in the best interests of our stockholders. In considering the transaction, our Audit Committee considers all relevant factors, including, as applicable (i) the business rationale for entering into the transaction; (ii) available alternatives to the transaction; (iii) whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction. Our Audit Committee will also periodically monitor ongoing transactions involving related persons to ensure that there are no changed circumstances that would render it advisable to amend or terminate the transaction.

All related party transactions described in this section occurred prior to adoption of this policy and, as such, these transactions were not subject to the approval and review procedures set forth in the policy.

ITEM 13 INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Our Board will adopt a written related person transaction policy, to be effective upon the closing of this Offering, setting forth the policies and procedures for the review and approval or ratification of related person transactions, which will generally include transactions involving the Company and our Directors, Executive Officers, nominees for director, beneficial owners of more than five percent of our Common Stock and members of the immediate families of the foregoing. This policy will provide that transactions involving related persons are approved, or ratified if pre-approval is not feasible, by our Audit Committee, which approves or ratifies the transaction only if our Audit Committee determines that it is in the best interests of our stockholders. In considering the transaction, our Audit Committee considers all relevant factors, including, as applicable (i) the business rationale for entering into the transaction; (ii) available alternatives to the transaction; (iii) whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction. Our Audit Committee will also periodically monitor ongoing transactions involving related persons to ensure that there are no changed circumstances that would render it advisable to amend or terminate the transaction.

Currently, we do not have any independent members of our Board of Directors, as our sole Board members is our CEO, Andrew Arroyo.

Relaxed Ongoing Reporting Requirements

Once this Form 1-A is qualified by the SEC we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A issuers. The ongoing reporting requirements under Regulation A are more relaxed than for emerging growth companies under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and our stockholders could receive less information than they might expect to receive from more mature public companies.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section A of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

Section B of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Article IX of our Amended and Restated Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors and officers in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 14 SECURITIES BEING OFFERED

Our Articles of Incorporation authorize us to issue up to 5,000,000 shares of Preferred Stock, par value $0.001 per share, and 25,000,000 shares of Common Stock, par value $0.001 per share. As of the date of this Offering Circular, there were 2,000,000 shares of Preferred Stock issued and outstanding and 3,203,219 shares of Common Stock issued and outstanding. The 3,203,219 shares of Common Stock issued and outstanding are held by one hundred sixteen (116) stockholders. The 2,000,000 shares of Preferred Stock issued and outstanding are held by one (1) stockholder.

The following description of our capital stock is subject to and qualified in its entirety by our Articles of Incorporation and Corporate Bylaws and by the provisions of applicable Delaware Law. Copies of these documents are filed as exhibits to this Offering Circular. The Company is not offering any shares of Preferred Stock in this Offering.

Preferred Stock

Our Articles of Incorporation authorize our Board of Directors, without action by the stockholders, to designate and issue up to 5,000,000 shares of the Company’s Preferred Stock, par value $0.001, in one or more series. Our Board of Directors is authorized to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our Board of Directors is able to authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Preferred Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes, could, under certain circumstances, have the effect of restricting dividends on our Preferred Stock; diluting the voting power of our Preferred Stock; impairing the liquidation rights of our Preferred Stock; or delaying, deferring or preventing a change in control of the Company, which might harm the market price of our Preferred Stock. Currently, we have one series of preferred stock designated, which is our Series A Convertible Preferred Stock. This series of preferred stock converts at 1-to-1 into common stock and has three (3) votes per share on all matters properly brought to our shareholders for a vote.

46

Common Stock

Our Articles of Incorporation authorize our Board of Directors, without action by the stockholders, to designate and issue up to 25,000,000 shares of the Company’s Common Stock, par value $0.001 per share, in one or more series. Our Board of Directors is authorized to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our Board of Directors is able to authorize the issuance of Common Stock with voting or conversion rights that could adversely affect the voting power or other rights of the other holders of our Common Stock. The issuance of Common Stock, while providing flexibility in connection with corporate purposes, could, under certain circumstances, have the effect of restricting dividends on our Common Stock; diluting the voting power of our Common Stock; impairing the liquidation rights of our Common Stock; or delaying, deferring or preventing a change in control of the Company, which might harm the market price of our Common Stock.

The following is a summary of the material provisions governing the issuance of the Company’s Shares in this Offering:

•

We are offering a maximum of 1,000,000 Shares of Common Stock, par value $0.001 per share at an offering price of $5.00 per share through this Offering Circular. We have established a minimum of 200,000 shares for this Offering, which has been met.

•	The stated or par value of each share of Common Stock being offered is $0.001.
•	The offering price per each Share is $5.00.
•	Investors holding shares of Common Stock will have the ability to vote on the Company’s Board of Directors but will not have the ability to vote to appoint any of the Company’s Officers.
•	The Shares of Common Stock being offered are equal in all respects

Voting Rights

Each holder of Common Stock is entitled to one (1) vote for each share on all matters submitted to a vote of the Stockholders. Each holder of Preferred Stock is entitled to three (3) votes for each share on all matters submitted to a vote of the Stockholders.

Dividend Policy

We do not plan to pay cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business and do not intend to declare or pay any cash dividends in the foreseeable future. As a result, you will likely need to sell your Common Stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them. Payment of cash dividends, if any, in the future will be at the discretion of our Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board may deem relevant.

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Dividend Rights

Shareholders are only entitled to distributions or dividends proportionate to their shares of Common Stock when and if declared by our Board of Directors out of funds legally available and after payment of dividends to any holders of our Preferred Shares. To date we have not given any such distributions or dividends. Future distribution policies are subject to the discretion of our Board of Directors and will depend upon a number of factors, including among other things, our capital requirements and financial condition.

Liquidation Rights

In the event of the dissolution, liquidation or winding up of the Company, the assets legally available for distribution to the holders of Common Stock will be distributed ratably among the shareholders in proportion to their holdings of Common Stock and after giving preference to holders of our Preferred Stock and liquidation of any and all liabilities.

Liability to Further Calls or Assessment

The Common Stock has no liability to further calls or assessments by the Company.

Fully Paid and Non-assessable

All outstanding shares of our Common Stock are fully paid and non-assessable, and the shares of Common Stock to be issued upon completion of this Offering will be fully paid and non-assessable.

Registration Rights

Upon the completion of this Offering, we may register for sale under the Securities Act shares of our Common Stock, but we are under no obligation to do so under the terms of the Offering. Subject to certain conditions and limitations, we may provide customary demand, piggyback and shelf registration rights to holders of purchasers Common Stock in future offerings.

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ITEM 15 FINANCIAL STATEMENTS

Index to Financial Statements

June 30, 2023 and 2022 Financial Statements

2022 and 2021 Year End Financial Statements

2021 and 2020 Year End Financial Statements

49

ANDREW ARROYO REAL ESTATE, INC.

BALANCE SHEETS

June 30, 2023 (unaudited) and December 31, 2022

	June 30, 2023	Dec 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$247,800	$219,721
Accounts receivable, net	$33,790	$68,504
Other current assets	$325,269	$278,943
Total current assets	$606,859	$567,168
Property and equipment, net	$286,554	$319,499
Intangible assets, net	$13,343	$15,163
TOTAL ASSETS	$906,755	$901,830

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$72,942	$71,187
Accrued liabilities	$61,052	$94,088
Other current liabilities	$406,800	$319,535
Current portion of notes payable	$20,537	$15,149
Current portion of operating lease liabilities	42,612	39,809
Line of credit (Note 6)	$71,929	$75,384
Total current liabilities	$675,872	$615,152

Long term liabilities
Notes payable, net of current portion (Note 6)	$330,272	$337,834
Long term operating lease liabilities, net of current portion	$168,217	$190,331
Total long term liabilities	$498,489	$528,165

Total Liabilities	$1,174,361	$1,143,317

Equity

Common Stock, $.001 par value; 25,000,000 shares authorized, 3,194,931 issued and outstanding as of June 30, 2023 and 3,180,460 issued and outstanding as of December 31, 2022.	$3,194	$3,180
Preferred Stock, ($.001 par value; 3,000,000 shares authorized, no shares issued and outstanding as of June 30, 2023 and December 31, 2022.	$–	$–
Series A Convertible Preferred Stock, $.001 par value; 2,000,000 shares authorized, and outstanding as of June 30, 2023 and December 31, 2022. (Note 9)	$2,000	2,000
Additional paid-in capital	$974,462	$832,820
Accumulated deficit	$(1,247,262)	$(1,079,487)

Total stockholders' deficit	$(267,606)	$(241,487)
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$906,755	$901,830

See accompanying notes to the financial statements.

50

ANDREW ARROYO REAL ESTATE, INC.

STATEMENT OF OPERATIONS

Six Months Ending June 30, 2023 and 2022

(unaudited)

	2023	2022

Revenues	$3,741,396	$4,797,008

Cost of Sales:
Sales commissions	$2,946,233	$3,666,995
Transaction coordinators	$69,161	$97,659
Supplies and materials	$22,286	$30,524
Referral fees	$122,814	$179,068
Property management fees	$89,537	$75,123
Mentor-coaching fees	$4,539	$2,988
Buyer-seller costs	$4,055	$–
Staging operations	$–	$1,565

Total cost of sales	$3,258,625	$4,053,922

Gross profit	$482,771	$743,086

General and administrative expenses	$818,389	$930,078

Net loss from operations	$(335,618)	$(186,992)

Other income	$170,468	$54,142

Net loss before income tax expense	$(165,150)	$(132,850)

Income tax expense	$(2,625)	$(7,917)

Net loss	$(167,775)	$(140,767)

Loss Per Share (Basic)	$(0.05)	$(0.05)
Loss Per Share (Fully Diluted)	$(0.03)	$(0.03)

See accompanying notes to the financial statements.

51

ANDREW ARROYO REAL ESTATE, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

Six Months Ended June 30, 2023 (unaudited) and December 31, 2022

	Common		Preferred				Total
	Stock		Stock		Additional		Stockholders'
	Shares	Common	Shares	Preferred	Paid-in	Accumulated	Equity
	Issued	Stock	Issued	Stock	Capital	Deficit	(Deficit)

Balance – June 30, 2022	3,180,460	$3,180	2,000,000	$2,000	$808,359	$(513,292)	$300,247

	-	-	-	-	$24,461	-	$24,461
Net Loss	-	-	-	-		$(566,195)	$(566,195)

Balance - December 31, 2022	3,180,460	$3,180	2,000,000	$2,000	$832,820	$(1,079,487)	$(241,487)

Stock issued for cash	14,471	$14	-	-	$141,642	$-	$141,656
Net Loss						$(167,775)	$(167,775)

Balance - June 30, 2023	3,194,931	$3,194	2,000,000	$2,000	$974,462	$(1,247,262)	$(267,606)

See accompanying notes to the financial statements.

52

ANDREW ARROYO REAL ESTATE, INC.

STATEMENT OF CASH FLOWS

Six Months Ending June 30, 2023 and 2022

(unaudited)

	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(167,775)	$(140,767)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	$14,355	$19,683
Gain on sale of property and equipment	$1,048	$35,889
Changes in assets and liabilities:
Accounts receivable	$34,714	$(49,114)
Other current assets	$(46,326)	$111,265
Accounts payable	$1,755	$60,298
Accrued liabilities	$(33,036)	$(44,577)
Other current liabilities	$87,265	$(64,270)
Change in operating lease liabilities	$(19,311)	$96,091

Net cash provided by (used in) operating activities	$(127,311)	$24,498

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	$20,411	$(94,732)
Disposal of property and equipment	$(1,048)	$(35,889)
Purchases of intangible assets	$–	$(18,196)

Net cash flows provided by (used in) investing activities:	$19,363	$(148,817)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment on auto loan	$(2,174)	$(4,947)
Proceeds from SBA Loan	$–	$21,868
Repayment on related party note payable	$–	$(4,386)
Net borrowings on line of credit	$(3,455)	$(74,058)
Cash from sales of common stock	$141,656	$808,539

Net cash provided by financing activities:	$136,027	$747,016

Net increase in cash and cash equivalents	$28,079	$622,697

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	$219,721	$3,655
CASH AND CASH EQUIVALENTS END OF YEAR	$247,800	$626,352

See accompanying notes to the financial statements.

53

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023 AND 2022 (unaudited)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Andrew Arroyo Real Estate, Inc. (the "Company") was incorporated on June 18, 2020, under the laws of the State of Delaware. A predecessor company that was merged with and into the Company effective July 31, 2021 was originally incorporated under the laws of the State of California on January 20, 2004, as Andrew Michael Arroyo Inc. and updated its name to Andrew Arroyo Real Estate Inc. on April 30, 2007. The trademark and d/b/a that is known in the marketplace is "AARE". The Company was formed to conduct real estate brokerage services. These services include assisting clients buy, sell, manage, and invest in residential and commercial properties as well as business opportunities. The Company's year-end is December 31. As a result of the above-referenced merger, all operations of the California corporation were assumed into the Company. As a result, the historical financial statements of the California corporation are the ones presented herein.

On July 29, 2021, the Company filed an amended and restated Certificate of Incorporation with the State of Delaware, which (i) increased the Company's authorized common stock from 1,000 shares of common stock to 25,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001; and (ii) effected a 1-for-3,000 forward stock split of the Company's issued and outstanding common stock. The authorized preferred stock created, provides that the Board of Directors of the Company may fix the terms of any series of preferred stock created, including any dividend rights, dividend rates, conversion rights, voting rights, rights and terms of any redemption, redemption, redemption price or prices, and liquidation preferences, if any.

On July 29, 2021, after filing the amended and restated Certificate of Incorporation, the Company filed a Certificate of Designation with the State of Delaware to create a series of preferred stock entitled "Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock (i) has dividend rights on an equal basis with the Company's common stock, (ii) has preference in the event of a liquidation event, (iii) is convertible after 12 months into shares of the Company's common on a 1-for-1 basis, (iv) has three votes per share for any matter properly brought before the Company's shareholders for a vote, and (v) contains certain protective provisions.

On July 31, 2021, the Company "Andrew Arroyo Real Estate, Inc." a Delaware "C" Corporation merged with "Andrew Arroyo Real Estate, Inc." a California "S" Corporation. After the merger the California "S" Corporation was merged with and into the Company, which effectively ceased all operations of the California corporation, and those operations were assumed by the Company (the surviving Delaware "C" Corporation). Effective with the merger, the Certificate of Incorporation of the Company stayed as the Company's Certificate of Incorporation, and the 1,000 shares owed by the sole shareholder of the California corporation, Mr. Andrew Arroyo, the Company's sole director and one of its executive officers, were exchanged for 2,000,000 shares of the Company's Series A Convertible Preferred Stock.

Basis of Presentation

The June 30, 2023 financial statements include the accounts of the Company under the accrual basis of accounting. The financial statements, included herein, have been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission. Pursuant to these rules and regulations, the financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and have been consistently applied.

54

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023 AND 2022 (unaudited)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Management's Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ materially from those estimates.

Income Taxes

The Company accounts for income taxes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC 740”), "Income Taxes," which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

The Company has applies the provisions of FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes”. The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company, prior to merging operated as an S-Corporation which is a "Pass-through" entity for taxation purposes. In lieu of Federal income taxes, the shareholders were taxed on their proportionate share of the Company's taxable income.

The Shareholders were liable for their pro-rata share of the net income for payment of the tax liability incurred as a result of the pass-through income through the merger date of July 30, 2021. Therefore, no provision or liability for Federal income taxes has been included in the financial statements. For California Franchise tax a purpose, a flat tax of $800 or 1.5% is incurred for the benefit of operating a California based S-Corporation. Upon the merger the Company was reorganized as a “C” Corp.   As a C Corp, under current tax law, the Company is responsible for Federal taxes equal to 21% of the net income of the Company as well as various tax rates for the states they have operations in.  For the year ended December 31, 2022, the Company had a net operating loss (NOL) of approximately $726,000 as well as a charitable contribution carryover the combination of which created a deferred tax asset which are reduced by the valuation allowance.

The Company operates in 24 states throughout the U.S. Each state has an income tax and/or a franchise/commerce tax on the gross receipts of businesses based on total revenues in each state. The provision for income taxes includes state income taxes currently payable and deferred income taxes. Deferred income taxes represent the effects of items reported for tax purposes in periods different from those used for financial statement purposes. For the year ended December 31, 2022, there was a deferred tax asset of $266,326 with a ($266,326) valuation allowance for 2022.

55

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023 AND 2022 (unaudited)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Charitable Giving Policy

Giving and sharing are more than buzzwords at AARE. Up to 20% of the Company's gross profit on every transaction goes to charity (after sales agent's commissions are paid). The Company believes that with success comes the responsibility to do what they can for those less fortunate. Toward that end, the Company funds non-profit organizations dedicated to helping those in need. They support numerous religious and secular charities worldwide. The Company has no intention of deviating from this policy or reducing the amount it gives to charity. The charitable giving policy has been written into the bylaws and certificate of incorporation. For the six months ended June 30, 2023 and 2022, the Company donated $53,765 and $49,620, respectively.

Cash and Cash Equivalents

The Company considers all short-term securities purchased with maturity dates of three months or less to be cash equivalents. The Company from time to time during the periods covered by these financial statements may have bank balances in excess of its insured limits. Management has deemed this as a normal business risk. Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. During the periods ended June 30, 2023 and 2022, the Company had approximately $247,800 and $219,721 respectively deposited in two financial institutions. Of this amount, $247,800 and $219,000, respectively, was insured by the Federal Deposit Insurance Corporation.

Concentration and Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Restricted Cash

Certain of the Company's cash positions are property management trust funds, which include security deposits and rents that belong to property owners. These cash amounts are reported as other current assets and other current liabilities on the balance sheets based on when the cash will be contractually released to the owners or tenants of the properties. Total restricted cash was approximately $307,000 and $252,000 on June 30, 2023 and 2022, respectively. These amounts are included in the other current assets and other current liabilities in the accompanying balance sheets.

Intangible Assets

Intangible assets include patented and unpatented technology, trade names, customer relationships and other specifically identifiable assets and are amortized on a straight-line basis over their respective estimated useful lives. Intangible assets are reviewed for impairment when facts and circumstances indicate a potential impairment has occurred or annually. As of June 30, 2023, the Company had $13,343 of net intangible assets.

56

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023 AND 2022 (unaudited)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are carried at cost. Expenditures for property and equipment are capitalized and depreciated over five to 31.5 years using the declining balance method. When assets are retired or sold, the related cost and accumulated depreciation are removed from the account and any gain or loss arising from such disposition is included as income or expense. Expenditures for repairs and maintenance are charged to expense as incurred. For the six ending June 30, 2023 and 2022, depreciation expense was $12,535 and $18,470, respectively. Fixed assets consisted of:

	June 30, 2023	Dec. 31, 2022
Property and Equipment:
Automobiles and Transportation	$47,014	$47,014
Leasehold Improvements	$29,567	$29,567
Advertising Equipment	$222,185	$222,185
Furniture and Fixtures	$31,887	$41,841
Right-of-Use Assets	$204,184	$224,595
	$534,837	$565,202

Accumulated Depreciation	$(248,283)	$(245,703)
Property and Equipment, net	$286,554	$319,499

Intangible Assets

	June 30, 2023	Dec. 31, 2022
Intangible Assets:
Uniform Resource Locator (“URL”)	$18,196	$18,196
Accumulated Amortization	$(4,853)	$(3,033)
Net Intangible Assets	$13,343	$15,163

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in its existing accounts receivable. The Company determines the allowance based on individual customer review and current economic conditions. The Company reviews its allowance for doubtful accounts at least quarterly. Individual balances exceeding a threshold amount that are more than 90 days past due are reviewed individually for collectability. All other balances are reviewed on a pooled basis by type of receivable. Account balances are charged off against the allowance when the Company determines it is probable the receivable will not be recovered. The balance of the allowance for doubtful accounts was $0 at both June 30, 2023 and June 30, 2022.

57

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023 AND 2022 (unaudited)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company has generated significant revenues in California. The Company has not, to date, generated significant revenues outside California. The Company recognizes revenue in accordance with FASB Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”  which requires that five basic criteria must be met before revenue can be recognized: (1) identification of the contract with a customer, (2) identification of the performance obligation(s), (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligation(s), and (5) recognition of revenue when, or as the Company satisfies a performance obligation.  (Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related revenue is recorded.

Recently Issued Accounting Pronouncements

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. The guidance amends ASC 805 to require acquiring entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The amendment is effective for public companies with fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The amendment should be applied prospectively to business combinations occurring on or after the effective date. Early adoption is permitted. The Company does not plan on early adoption and the adoption of this standard is not expected to have a material impact on the Company’s financial statements.

Recently Adopted Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The ASU is part of the FASB’s simplification initiative; and it is expected to reduce cost and complexity related to accounting for income taxes by eliminating certain exceptions to the guidance in ASC 740, Income Taxes related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The new standard became effective for public companies with fiscal years beginning after December 15, 2020, including interim periods within those fiscal years.

The Company adopted this guidance as of the inception of the Company on June 18, 2020 and the adoption of this standard did not have a material impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

58

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023 AND 2022 (unaudited)

NOTE 2 – LOSS PER SHARE, BASIC AND DILUTED

Basic earnings / loss per share has been computed by dividing net earnings /loss available to common shareholders by the weighted average number of common shares outstanding for the period. Shares issuable upon the exercise of any warrants or stock options, have been excluded as a Common Stock equivalent in the diluted loss per share because no stock options have been issued as of the date of this filing. Fully diluted earnings / loss per share has been computed by dividing net earnings /loss available to common shareholders by the weighted average number of common shares and preferred shares outstanding for each period presented. For the period ending June 30, 2023, the basic loss per share available to common shareholders has been computed by dividing the net loss of ($167,775) by the weighted average of 3,187,696 issued and outstanding common shares. The fully diluted loss available to common shareholders has been computed by dividing the net loss of ($167,775) by the weighted average of 5,187,696 issued and outstanding common and preferred shares. For the period ending June 30, 2022 the basic loss per share available to common shareholders has been computed by dividing the net loss of ($140,767) by the weighted average of 3,000,090 issued and outstanding common shares. The fully diluted loss available to common shareholders has been computed by dividing the net loss of ($140,767) by the weighted average of 5,000,090 issued and outstanding common and preferred shares.

NOTE 3 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments, as defined by FASB ASC subtopic 825-10, Financial Instrument ("ASC 825-10"), include cash, accounts receivable, accounts payable, lease liabilities and notes payable. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at June 30, 2023.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•	Level 1: Observable inputs such as quoted prices for identical assets or liabilities in active markets;
•	Level 2: Inputs to the valuation methodology, including quoted prices for similar assets and liabilities in active markets that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and
•	Level 3: Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

NOTE 4 – STOCK BASED COMPENSATION

The Company follows Accounting Standards Codification subtopic 718-10, Compensation ("ASC 718-10"), which requires that all share-based payments to both employees and non-employees be recognized in the income statement based on their fair values.

On January 1, 2023, the Company’s board approved and adopted the “2023 AARE Equity Incentive Plan”. This allows the Company to grant restricted stock units, restricted stock, qualified and non-qualified stock options to employees, directors, consultants and independent contractors. These awards are offered to both employees and non-employees. As of June 30, 2023, the Company has issued (non-vested) 176,858 of outstanding stock-based compensation through its qualified or non-qualified stock-based compensation plan. No grants have vested as of June 30, 2023.

59

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023 AND 2022 (unaudited)

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company’s chief executive officer (CEO), Andrew Arroyo, is the 100% owner of "Andrew Arroyo Investments, LLC." The company performs Investment management services. Andrew and Megan Arroyo have a minority interest in "Neighborhood Investment Network, LLC." The company uses retirement funds for investing in real estate. Andrew and Megan Arroyo own 22.5% through one of their retirement accounts.

Through June 30, 2023, the Company spent approximately $200,000 on the costs related to its Regulation A offering, which was loaned to the Company by the CEO, Andrew Michael Arroyo. The terms of the promissory note are interest payable on the unpaid principal at the rate of 4% per annum. Principal and interest will be paid beginning February 1, 2022 until the end of the repayment period which is June 29, 2025. For the period ending June 30, 2023, $8,727 of interest was accumulated. During this period, no principal or interest was paid. For the period ending June 30, 2022, $4,998 of interest was accumulated.

NOTE 6 - DEBT

Lines of Credit

The Company has a $75,000 business Line of Credit (“LOC”) through Wells Fargo Bank that renews annually. The LOC carries an interest rate of 14.25% as of June 30, 2023. As of June 30, 2023, $71,929 was outstanding under this LOC. The Company has a $125,000 working capital Line of Credit (LOC) through American Express. As of June 30, 2023 and 2022, $0 and $0 (unaudited) was outstanding under this LOC, respectively.

EIDL Loan

The Company also took out an Economic Injury Disaster Loan (“EIDL”) in the amount of $149,900. This loan carries a 3.75% interest rate payable over 30 years with a deferred start date until April 29, 2021.

Vehicle Loan

On December 26, 2020, the Company also took out a vehicle loan for a Lexus RX in the amount of $46,014. The loan is for a period of 5 years at 1.99% interest rate. The debt schedule for the years ending June 30, 2023 and Dec. 31, 2022 were as follows:

	June 30, 2023	Dec. 31, 2022
Long Term Debt:
Note Payable - EIDL loan	$139,008	$139,008
Note Payable – Vehicle loan	$24,877	$27,051
Note Payable - Andrew Arroyo (Note 5)	$186,924	$186,924
Total Long Term Debt	$350,809	$352,983
Current Portion Long Term Debt	$(20,537)	$(15,149)
Total Long Term Debt, net of current portion	$330,272	$337,834

60

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023 AND 2022 (unaudited)

NOTE 6 – DEBT (Continued)

Operating Lease Liabilities

Operating lease liabilities as of January 1, 2023	$230,140
Lease payments made	(19,311)
New lease liabilities	110,055
Total	$210,829

Less: current portion	$(42,612)
Long-term operating lease liabilities at June 30, 2023	$168,217

In March 2021, the Company entered into a 24-month lease agreement with expiration date in March 2023 for its corporate office in California. The agreement requires initial base rent payments of approximately $2,883 per month increasing to approximately $2,969 per month. The Company renewed and extended this lease through March 2025.

In April 2022, the Company entered into a 24-month lease agreement with expiration date in April 2024 for its corporate office in California. The agreement requires initial base rent payments of approximately $1,881 per month increasing to approximately $1,937 per month.

Total future operating lease liability commitments for the above non-cancellable leases as of June 30, 2023, are as follows:

For the year ending December 31:

2023 (remaining lease liabilities)	$28,870
2024	$61,474
2025	$63.325
2026	$65,225
2027	$29,322
2028	$6,542
Total lease payments	$254,758
Less: imputed interest	$(43,929)
Total	$210,829

61

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023 AND 2022 (unaudited)

NOTE 7 - INCOME TAXES

Income taxes are calculated on an annual basis for full year periods and are not included in this semi-annual report.

NOTE 8 – CONTENGENCIES

The real estate business is known as a litigious industry, especially in certain states like California where the Company conducts business. Buyers and sellers often bring claims against one another and usually attempt to involve the real estate agents and brokers in the claim or the suit seeking financial damages. In determining whether liabilities should be recorded for pending litigation claims, one must assess the allegations and the likelihood that they will successfully defend the claim. When the Company believes it is probable that it will not prevail in a particular matter, the Company will then record an estimate of the amount of liability based, in part, on advice of outside legal counsel. Currently, there is one outstanding claim that is being arbitrated in San Diego, California, where a buyer desires for the sale to be rescinded and the seller to reclaim the home. The Company maintains a $1,000,000 errors and omission policy that covers the Company all the way back to June 9, 2009. In the event the Company incurs any financial liability from this claim, it will be covered under the errors and omissions policy up to $1,000,000, per occurrence.

Outside of this one claim, the Company is not involved in any proceedings, including product or service liability, general liability, workers' compensation liability, employment, or commercial and intellectual property litigation, which have arisen in the normal course of operations. The Company is insured for professional liability insurance, general liability, workers' compensation, employer's liability, property damage and other insurable risk required by law or contract, with retained liability or deductibles. The Company has recorded and maintains an estimated liability in the amount of management's estimate of the Company's aggregate exposure for such retained liabilities and deductibles. For such retained liabilities and deductibles, the Company determines its exposure based on probable loss estimations, which requires such losses to be both probable and the amount or range of probable loss to be estimable. The Company believes it has made appropriate and adequate reserves and accruals for its current contingencies.

62

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 11, 2023, the date on which the accompanying financial statements were available to be issued, and concluded that, no material subsequent events have occurred since June 30, 2023.

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Andrew Arroyo Real Estate, Inc.,

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Andrew Arroyo Real Estate, Inc. (the Company) as of December 31, 2022, and the related statements of operations, stockholders’ equity and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of Andrew Arroyo Real Estate, Inc. as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to Andrew Arroyo Real Estate, Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Andrew Arroyo Real Estate, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Ramirez Jimenez International CPAs

We have served as the auditors since 2023

Irvine, California

December 6, 2023

PCAOB ID #820

63

ANDREW ARROYO REAL ESTATE, INC.
BALANCE SHEETS
December 31, 2022 and 2021 (unaudited)

	2022	2021
		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$219,721	$3,655
Accounts receivable, net	$68,504	$0
Other current assets	$278,943	$314,179
Total current assets	$567,168	$317,834
Property and equipment, net	$319,499	$276,728
Intangible assets, net	$15,163	$0
TOTAL ASSETS	$901,830	$594,562

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$71,187	$19,050
Accrued liabilities	$94,088	$84,793
Other current liabilities (Note 1)	$319,535	$282,572
Current portion of notes payable	$15,149	$11,737
Current portion of operating lease liabilities	$39,809	$22,423
Line of credit (Note 6)	$75,384	$74,058
Total current liabilities	$615,152	$494,633

Long term liabilities
Notes payable, net of current portion (Note 6)	$337,834	$337,988
Long term operating lease liabilities, net of current portion	$190,331	$129,466
Total long term liabilities	$528,165	$467,454

Total Liabilities	$1,143,317	$962,087

Contingencies (Note 8)	$-	$-
Subsequent events (Note 9)	$-	$-

Equity

Common Stock, $.001 par value; 25,000,000 shares authorized, 3,180,460 issued and outstanding as of December 31, 2022 and 3,000,000 issued and outstanding as of December 31, 2021.	$3,180	$3,000
Preferred Stock, ($.001 par value; 3,000,000 shares authorized, no shares issued and outstanding as of December 31, 2022 and December 31, 2021.	$-	$-
Series A Convertible Preferred Stock, $.001 par value; 2,000,000 shares authorized, and outstanding as of December 31, 2022 and December 31, 2021 (Note 9)	$2,000	$2,000
Additional paid-in capital	$832,820	$-
Accumulated deficit	$(1,079,487)	$(372,525)

Total stockholders' deficit	$(241,487)	$(367,525)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$901,830	$594,562

See Report of Independent Registered Public Accounting Firm and accompanying notes to the financial statements.

64

ANDREW ARROYO REAL ESTATE, INC.
STATEMENT OF OPERATIONS
Years Ended December 31, 2022 and 2021(unaudited)

	2022	2021
		(unaudited)

Revenues	$8,044,306	$3,665,350

Cost of sales:
Sales commissions	$6,093,189	$2,841,120
Transaction coordinators	$169,716	$79,931
Supplies and materials	$82,367	$31,601
Referral fees	$252,152	$69,289
Property management fees	$150,266	$65,899
Mentor-coaching fees	$5,779	$1,637
Buyer-seller costs	$43,853	$-
Staging operations	$1,565	$11,413

Total cost of sales	$6,798,887	$3,100,890

Gross profit	$1,245,419	$564,460

General and administrative expenses	$2,015,635	$708,863

Net loss from operations	$(770,216)	$(144,403)

Other income/(expense)	$73,128	$9,082

Net loss before income tax expense	$(697,088)	$(135,321)

Income tax expense	$(9,874)	$(566)

Net loss	$(706,962)	$(135,887)

Earnings per share (basic)	$(0.22)	$(0.04)
Earnings per share (fully diluted)	$(0.14)	$(0.03)

See Report of Independent Registered Public Accounting Firm and accompanying notes to the financial statements.

65

ANDREW ARROYO REAL ESTATE, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
Years Ended December 31, 2022 and 2021 (unaudited)

	Common		Preferred
	Stock		Stock		Additional		Total
	Shares	Common	Shares	Preferred	Paid-in	Retained	Stockholders'
	Issued	Stock	Issued	Stock	Capital	Earnings	Deficit

Balance - July 30, 2021 (unaudited)	-	$-	-	$-	$-	$	$-
Stock issued at merger	3,000,000	3,000	2,000,000	2,000		-	5,000
Net Loss						(372,525)	(372,525)
Balance - December 31, 2021 (unaudited)	3,000,000	$3,000	2,000,000	$2,000	-	$(372,525)	$(367,525)

Stock issued for cash	180,460	180	-	-	832,820	-	833,000
Net Loss						(706,962)	(706,962)

Balance - December 31, 2022	3,180,460	$3,180	2,000,000	$2,000	$832,820	$(1,079,487)	$(241,487)

See Report of Independent Registered Public Accounting Firm and accompanying notes to the financial statements.

66

ANDREW ARROYO REAL ESTATE, INC.
STATEMENT OF CASH FLOWS
Years Ended December 31, 2022 and 2021

	2022	2021
		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(706,962)	$(135,887)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	$39,973	$30,857
Gain on sale of property and equipment	$35,889	$-
Changes in assets and liabilities:
Accounts receivable	$(68,504)	$-
Other current assets	$35,236	$(314,179)
Accounts payable	$52,137	$19,050
Accrued liabilities	$9,295	$84,793
Other current liabilities	$36,963	$282,572
Change in operating lease liabilities	$78,251	$151,889

Net cash provided by (used in) operating activities	$(487,722)	$119,095

CASH FLOWS FROM INVESTING ACTIVITIES:
Net purchases of property and equipment	$(115,600)	$(544,223)
Purchases of intangible assets	$(18,196)	$-

Net cash flows used in investing activities:	$(133,796)	$(544,223)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds / (repayment) on auto loan	$(9,894)	36,945
Proceeds from SBA Loan	21,924	147,780
Proceeds / (repayment) on related party note payable	$(8,772)	165,000
Net borrowings on line of credit	$1,326	$74,058
Cash from sales of common stock	$833,000	$5,000

Net cash provided by financing activities:	$837,584	$428,783

Net increase in cash and cash equivalents	$216,066	$3,655

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	$3,655	$-
CASH AND CASH EQUIVALENTS END OF YEAR	$219,721	$3,655

Supplemental disclosure of cash flow Information
Cash paid during the year for:
Income taxes	$8,307	$0
Interest	$7,555	$2,017

Supplemental disclosure for non-cash investing and financing activities:
Leases added to property and equipment	$169,800	$110,055
Leases placed in operating lease liability	$169,800	$110,055

See Report of Independent Registered Public Accounting Firm and accompanying notes to the financial statements.

67

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

(unaudited)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Andrew Arroyo Real Estate, Inc. (the "Company") was incorporated on June 18, 2020, under the laws of the State of Delaware. A predecessor company that was merged with and into the Company effective July 31, 2021 was originally incorporated under the laws of the State of California on January 20, 2004, as Andrew Michael Arroyo Inc. and updated its name to Andrew Arroyo Real Estate Inc. on April 30, 2007. The trademark and d/b/a that is known in the marketplace is "AARE". The Company was formed to conduct real estate brokerage services. These services include assisting clients buy, sell, manage, and invest in residential and commercial properties as well as business opportunities. The Company's year-end is December 31. As a result of the above-referenced merger, all operations of the California corporation were assumed into the Company. As a result, the historical financial statements of the California corporation are the ones presented herein.

On July 29, 2021, the Company filed an amended and restated Certificate of Incorporation with the State of Delaware, which (i) increased the Company's authorized common stock from 1,000 shares of common stock to 25,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001; and (ii) effected a 1-for-3,000 forward stock split of the Company's issued and outstanding common stock. The authorized preferred stock created, provides that the Board of Directors of the Company may fix the terms of any series of preferred stock created, including any dividend rights, dividend rates, conversion rights, voting rights, rights and terms of any redemption, redemption, redemption price or prices, and liquidation preferences, if any.

On July 29, 2021, after filing the amended and restated Certificate of Incorporation, the Company filed a Certificate of Designation with the State of Delaware to create a series of preferred stock entitled "Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock (i) has dividend rights on an equal basis with the Company's common stock, (ii) has preference in the event of a liquidation event, (iii) is convertible after 12 months into shares of the Company's common on a 1-for-1 basis, (iv) has three votes per share for any matter properly brought before the Company's shareholders for a vote, and (v) contains certain protective provisions.

See Report of Independent Registered Public Accounting Firm

68

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

(unaudited)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

On July 31, 2021, the Company "Andrew Arroyo Real Estate, Inc." a Delaware "C" Corporation merged with "Andrew Arroyo Real Estate, Inc." a California "S" Corporation. After the merger the California "S" Corporation was merged with and into the Company, which effectively ceased all operations of the California corporation, and those operations were assumed by the Company (the surviving Delaware "C" Corporation). Effective with the merger, the Certificate of Incorporation of the Company stayed as the Company's Certificate of Incorporation, and the 1,000 shares owed by the sole shareholder of the California corporation, Mr. Andrew Arroyo, the Company's sole director and one of its executive officers, were exchanged for 2,000,000 shares of the Company's Series A Convertible Preferred Stock.

Basis of Presentation

The December 31, 2021 amounts are unaudited. The December 31, 2022 audited financial statements include the accounts of the Company under the accrual basis of accounting. The financial statements, included herein, have been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission. Pursuant to these rules and regulations, the financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and have been consistently applied.

Management's Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ materially from those estimates.

Income Taxes

The Company accounts for income taxes in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification  (ASC 740), "Income Taxes," which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

The Company has adopted the provisions of FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes”. The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company, prior to merging operated as an S-Corporation which is a "Pass-through" entity for taxation purposes. In lieu of Federal income taxes, the shareholders are taxed on their proportionate share of the Company's taxable income.

See Report of Independent Registered Public Accounting Firm

69

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

(unaudited)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Shareholders were liable for their pro-rata share of the net income for payment of the tax liability incurred as a result of the pass-through income through the merger date of July 30, 2021. Therefore, no provision or liability for Federal income taxes has been included in the financial statements. For California Franchise tax a purpose, a flat tax of $800 or 1.5% is incurred for the benefit of operating a California based S-Corporation. Upon the merger the Company was reorganized as a “C” Corp.   As a C Corp. under current tax law the Company is responsible for Federal taxes equal to 21% of the net income of the Company as well as various tax rates for the states they have operations in.  For the year ended December 31, 2022, the Company had a net operating loss (NOL) of $726,327 as well as a charitable contribution carryover the combination of which created a deferred tax asset which are reduced by the valuation allowance.

The Company operates in 24 states throughout the U.S. Each state has an income tax and/or a franchise/commerce tax on the gross receipts of businesses based on total revenues in each state. The provision for income taxes includes state income taxes currently payable and deferred income taxes. Deferred income taxes represent the effects of items reported for tax purposes in periods different from those used for financial statement purposes. For the years ended December 31, 2022 and 2021, there was a deferred tax asset of $266,326 with a ($266,326) valuation allowance for 2022 and there was a deferred tax asset of $31,138 with a ($31,138) valuation allowance for 2021 respectively.

Charitable Giving Policy

Giving and sharing are more than buzzwords at AARE. Up to 20% of the Company's gross profit on every transaction goes to charity (after sales agent's commissions are paid). The Company believes that with success comes the responsibility to do what they can for those less fortunate. Toward that end, the Company funds non-profit organizations dedicated to helping those in need. They support numerous religious and secular charities worldwide. The Company has no intention of deviating from this policy or reducing the amount it gives to charity. The charitable giving policy has been written into the bylaws and certificate of incorporation. For the years ending December 31, 2022 and 2021, the Company donated $108,952 and $28,627 (unaudited) respectively. In addition, for the year ended December 31, 2021, Andrew Arroyo personally donated an additional $57,315 (unaudited) personally from his (at the time) S-Corporation pass through income.

Cash and Cash Equivalents

The Company considers all short-term securities purchased with maturity dates of three months or less to be cash. The Company from time to time during the years covered by these financial statements may have bank balances in excess of its insured limits. Management has deemed this as a normal business risk. Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. During the years ended December 31, 2022 and 2021, the Company had approximately $219,721 and $3,655 (unaudited) respectively deposited in two financial institutions. Of this amount, $219,721 and $3,655 (unaudited) respectively was insured by the Federal Deposit Insurance Corporation.

Concentration and Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

See Report of Independent Registered Public Accounting Firm

70

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

(unaudited)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restricted Cash

Certain of the Company's cash positions are property management trust funds, which include security deposits and rents that belong to property owners. These cash amounts are reported as other current assets and other current liabilities on the balance sheets based on when the cash will be contractually released to the owners or tenants of the properties. Total restricted cash was approximately $252,179 and $270,019 (unaudited) on December 31, 2022 and 2021, respectively. These amounts are included in the other current assets and other current liabilities in the accompanying balance sheet.

Intangible Assets

Intangible assets include patented and unpatented technology, trade names, customer relationships and other specifically identifiable assets and are amortized on a straight-line basis over their respective estimated useful lives. Intangible assets are reviewed for impairment when facts and circumstances indicate a potential impairment has occurred or annually. As of December 31, 2022 the Company has $15,163 of net intangible assets.

Property and Equipment

Property and equipment are carried at cost. Expenditures for property and equipment are capitalized and depreciated over five to 31.5 years using the declining balance method. When assets are retired or sold, the related cost and accumulated depreciation are removed from the account and any gain or loss arising from such disposition is included as income or expense. Expenditures for repairs and maintenance are charged to expense as incurred. For the year ending December 31, 2022 and 2021, depreciation expense was $36,940 and $22,224 (unaudited), respectively. Fixed assets consisted of:

	2022	2021 (unaudited)
Property and Equipment:
Automobiles and Transportation	$47,014	$146,435
Leasehold Improvements	$29,567	$25,034
Advertising Equipment	$222,185	$226,195
Furniture and Fixtures	$41,841	$41,841
Right-of-Use Asset	$224,595	$149,416
	$565,202	$588,921

Accumulated Depreciation	$(245,703)	$(312,193)
Property and Equipment, net	$319,499	$276,728

See Report of Independent Registered Public Accounting Firm

71

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

(unaudited)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets

	2022	2021 (unaudited)
Intangible Assets:
Uniform Resource Locator (“URL”) Purchase	$18,196	$-0-
Accumulated Amortization	$(3,033)	$-0-
Net Intangible Assets	$15,163	$-0-

Amortization expense was $3,033 for the year ending December 31, 2022.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in its existing accounts receivable. The Company determines the allowance based on individual customer review and current economic conditions. The Company reviews its allowance for doubtful accounts at least quarterly. Individual balances exceeding a threshold amount that are more than 90 days past due are reviewed individually for collectability. All other balances are reviewed on a pooled basis by type of receivable. Account balances are charged off against the allowance when the Company determines it is probable the receivable will not be recovered. The balance of the allowance for doubtful accounts was $0 and $0 at December 31, 2022, and December 31, 2021, respectively.

Revenue Recognition

The Company has generated significant revenues in California. The Company has not, to date, generated significant revenues outside California. The Company recognizes revenue in accordance with FASB Accounting Standards Codification (ASC) 606, “Revenue from Contracts with Customers”  which requires that five basic criteria must be met before revenue can be recognized: (1) identification of the contract with a customer, (2) identification of the performance obligation(s), (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligation(s), and (5) recognition of revenue when, or as the Company satisfies a performance obligation.  (Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Recently Issued Accounting Pronouncements

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. The guidance amends ASC 805 to require acquiring entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The amendment is effective for public companies with fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The amendment should be applied prospectively to business combinations occurring on or after the effective date. Early adoption is permitted. The Company does not plan on early adoption and the adoption of this standard is not expected to have a material impact on the Company’s financial statements.

See Report of Independent Registered Public Accounting Firm

72

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

(unaudited)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Adopted Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The ASU is part of the FASB’s simplification initiative; and it is expected to reduce cost and complexity related to accounting for income taxes by eliminating certain exceptions to the guidance in ASC 740, Income Taxes related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The new standard will become effective for public companies with fiscal years beginning after December 15, 2020, including interim periods within those fiscal years.

The Company adopted this guidance as of the inception of the Company on June 18, 2020 and the adoption of this standard did not have a material impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 2 – LOSS PER SHARE, BASIC AND DILUTED

Basic earnings / loss per share has been computed by dividing net earnings /loss available to common shareholders by the weighted average number of common shares outstanding for the period. Shares issuable upon the exercise of any warrants or stock options, have been excluded as a Common Stock equivalent in the diluted loss per share because no stock options have been issued as of the date of this filing. Fully diluted earnings / loss per share has been computed by dividing net earnings /loss available to common shareholders by the weighted average number of common shares and preferred shares outstanding for each period presented. For the period ending December 31, 2022 the basic loss per share available to common shareholders has been computed by dividing the net loss of ($706,962) by the weighted average of 3,095,230 issued and outstanding common shares.  The fully diluted loss available to common shareholders has been computed by dividing the net loss of ($706,962) by the weighted average of 5,095,230 issued and outstanding common and preferred shares. For the period ending December 31, 2021 the basic loss per share available to common shareholders has been computed by dividing the net loss of ($135,887) by the weighted average of 3,000,000 issued and outstanding common shares. The fully diluted loss available to common shareholders has been computed by dividing the net loss of ($135,887) by the weighted average of 5,000,000 issued and outstanding common and preferred shares.

NOTE 3 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments, as defined by FASB ASC subtopic 825-10, Financial Instrument ("ASC 825-10"), include cash, accounts payable and note payable. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2022 and 2021 respectively.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

See Report of Independent Registered Public Accounting Firm

73

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

(unaudited)

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

•	Level 1: Observable inputs such as quoted prices for identical assets or liabilities in active markets;
•

Level 2: Inputs to the valuation methodology, including quoted prices for similar assets and liabilities in active markets that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

•	Level 3: Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

NOTE 4 – STOCK BASED COMPENSATION

The Company follows Accounting Standards Codification subtopic 718-10, Compensation ("ASC 718-10"), which requires that all share-based payments to both employees and non-employees be recognized in the income statement based on their fair values.

As of December 31, 2022, the Company does not have any issued or outstanding stock-based compensation through any qualified or non-qualified stock-based compensation plan. After the registration of these shares with the SEC, the Company will establish a broad-based employee stock purchase plan and an omnibus stock compensation plan to issue and award restricted stock units, restricted stock, options or a combination of these award types based on service and performance. These awards will be offered to both employees and non-employees. Investors will be provided a copy of this plan once the plan becomes effective, and Form S-8 will be filed with the SEC.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company Formed "Smart Real Estate Tools, LLC" in May 2021 as a joint venture. It is a membership software program for real estate agents. It provides tools to real estate agents in a proprietary manner. The Company owns 50% along with the software developer. This joint venture was terminated by mutual consent in the first quarter of 2022.

The Company’s chief executive officer (CEO) , Andrew Arroyo, is the 100% owner of "Andrew Arroyo Investments, LLC." The company performs Investment management services. Andrew and Megan Arroyo have a minority interest in "Neighborhood Investment Network, LLC." The company uses retirement funds for investing in real estate. Andrew and Megan Arroyo own 22.5% through one of their retirement accounts.

Through December 31, 2022, the Company spent approximately $200,000 on the costs related to our Regulation A offering, which was loaned to the Company by the CEO, Andrew Michael Arroyo. The terms of the promissory note are interest payable on the unpaid principal at the rate of 4% per annum. Principal and interest will be paid beginning February 1st, 2022 until the end of the repayment period which is June 29th, 2025. For the period ending December 31, 2021, $1,740 of interest was accumulated. During this period, no principle or interest was paid. For the period ending December 31, 2022, $5,580 of interest was accumulated. During this period, $20,038 of principle and $2,038 of interest was paid during this period.

See Report of Independent Registered Public Accounting Firm

74

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

(unaudited)

NOTE 6 – DEBT

Lines of Credits

The Company has a $75,000 business Line of Credit (LOC) through Wells Fargo Bank that renews annually. The LOC carries an interest rate of 13.25% and 9.25% as of December 31, 2022 and 2021,respectively. As of December 31, 2022 and 2021, $75,384 and $74,058 (unaudited) was outstanding under this LOC. The Company has a $125,000 working capital Line of Credit (LOC) through American Express. As of December 31, 2022 and 2021, $0 and $0 (unaudited) was outstanding under this LOC, respectively.

EIDL Loan

The Company also took out an Economic Injury Disaster Loan (EIDL) in the amount of $149,900. This loan carries a 3.75% interest rate payable over 30 years with a deferred start date until April 29, 2021. As of December 31, 2022 and 2021, $147,780 and $139,008 (unaudited) was outstanding under this EIDL, respectively.

Vehicle Loan

On December 26, 2020, the Company also took out a vehicle loan for a Lexus RX in the amount of $46,014. The loan is for a period of 5 years at 1.99% interest rate. As of December 31, 2022 and 2021, $36,945 and $27,051 (unaudited) was outstanding under this Vehicle loan, respectively.

The debt schedule for the years ending December 31, 2022 and December 31, 2021 were as follows:

	2022	2021 (unaudited)
Long Term Debt:
Note Payable SBA-EIDL loan	$139,008	$147,780
Note Payable - Lexus	$27,051	$36,945
Note Payable - Andrew Arroyo (Note 5)	$186,924	$165,000
Total Long Term Debt	$352,983	$349,725
Current Portion Long Term Debt	$(15,149)	$(11,737)
Total Long Term Debt, net of current portion	$337,834	$337,988

Operating Lease Liabilities

Operating lease liabilities as of January 1, 2022	$151,889
Lease payments made	(31,804)
New lease liabilities	110,055
Total	$230,140
Less: current portion	$(39,809)
Long-term operating lease liabilities at December 31, 2022	$190,331

See Report of Independent Registered Public Accounting Firm

75

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

(unaudited)

NOTE 6 – DEBT (Continued)

In March 2021, the Company entered into a 24-month lease agreement with expiration date in March 2023 for its corporate office in California. The agreement requires initial base rent payments of approximately $2,883 per month increasing to approximately $2,969 per month. The Company renewed and extended this lease through March 2025.

In April 2022, the Company entered into a 24-month lease agreement with expiration date in April 2024 for its corporate office in California. The agreement requires initial base rent payments of approximately $1,881 per month increasing to approximately $1,937 per month.

Total future operating lease liability commitments for the above non-cancellable leases as of December 31, 2022, are as follows:

For the year ending December 31:
2023	$59,683
2024	$61,474
2025	$63.325
2026	$65,225
2027	$29,322
2028	$6,542
Total lease payments	$285,571
Less: imputed interest	$(55,431)
Total	$230,140

NOTE 7 - INCOME TAXES

Income taxes for the years ending December 31, 2022 and 2021 consists of the following:

	2022	2021
Current federal income tax	$-	$-
Current state income tax	$830	$1,847
Deferred income tax	$-	$-
Income tax expenses (benefit)	830	1,847

	2022	2021
Deferred tax assets (liabilities):
Loss carryforwards	$119,481	$31,138
Property and equipment	$-	$-
Other	$-	$-
Valuation allowance	$(119,481)	$(31,138)
Deferred tax assets (liabilities)	$-	$-

See Report of Independent Registered Public Accounting Firm

76

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

(unaudited)

NOTE 7 - INCOME TAXES (Continued)

	2022 Amount	2022 Rate	2021 Amount	2021 Rate
Provision for income tax reconciled to the tax computed at the Federal rate is as follows:

Tax expense at the Federal rate	$(119,481)	(15)%	$(31,138)	(15)%
Valuation allowance	$119,481	15%	$31,138	15%
Income tax expense	$-	0%	$-	0%

NOTE 8 – CONTENGENCIES

The real estate business is known as a litigious industry, especially in certain states like California where the Company conducts business. Buyers and sellers often bring claims against one another and usually attempt to involve the real estate agents and brokers in the claim or the suit seeking financial damages. In determining whether liabilities should be recorded for pending litigation claims, one must assess the allegations and the likelihood that we will successfully defend the claim. When the Company believes it is probable that it will not prevail in a particular matter, the Company will then record an estimate of the amount of liability based, in part, on advice of outside legal counsel. Currently, there is one outstanding claim that is being arbitrated in San Diego, California, where a buyer desires for the sale to be rescinded and the seller to reclaim the home. The Company maintains a $1,000,000 errors and omission policy that covers the Company all the way back to June 9, 2009. In the event the Company incurs any financial liability from this claim, it will be covered under the errors and omissions policy up to $1,000,000, per occurrence.

Outside of this one claim, the Company is not involved in any proceedings, including product or service liability, general liability, workers' compensation liability, employment, or commercial and intellectual property litigation, which have arisen in the normal course of operations. The Company is insured for professional liability insurance, general liability, workers' compensation, employer's liability, property damage and other insurable risk required by law or contract, with retained liability or deductibles. The Company has recorded and maintains an estimated liability in the amount of management's estimate of the Company's aggregate exposure for such retained liabilities and deductibles. For such retained liabilities and deductibles, the Company determines its exposure based on probable loss estimations, which requires such losses to be both probable and the amount or range of probable loss to be estimable. The Company believes it has made appropriate and adequate reserves and accruals for its current contingencies.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 7, 2023, the date on which the accompanying financial statements were available to be issued, and concluded that, no material subsequent events have occurred since December 31, 2022, that require recognition or disclosure in the financial statements except as follows:

In 2023, the Company has continued to raise funds from investors through its Regulation A offering. On January 1, 2023, the Company’s board approved and adopted the “2023 AARE Equity Incentive Plan”. This allows the Company to grant restricted stock units, restricted stock, qualified and non-qualified stock options to employees, directors, consultants and independent contractors.

In the first quarter of 2023, the Company developed a franchise system to expand its reach throughout all 50 states. The Company completed the franchise system development and Franchise Disclosure Document (“FDD”) in February, 2023 and began to offer the franchise in states that do not require filing registration in order to sell franchises. The Company plans to file for registration in the 13 states that require registration. The Company is awaiting approval before offering franchises in those states.

See Report of Independent Registered Public Accounting Firm

77

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

ANDREW ARROYO REAL ESTATE, INC.

San Diego, CA 92130

We have audited the accompanying financial statements of ANDREW ARROYO REAL ESTATE, INC. a Delaware corporation which comprise the balance sheets as of December 31, 2020 and 2021 respectively and the related statements of income, retained earnings, and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ANDREW ARROYO REAL ESTATE, INC. as of December 31, 2020 and 2021 respectively, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Scott W. Smith, CPA’s, Inc.

Murrieta, CA 92563

November 2, 2023

78

ANDREW ARROYO REAL ESTATE, INC.
BALANCE SHEETS
December 31, 2021 and 2020

	2021	2020
	(restated: see note 1)	(no activity)
ASSETS
Current assets
Cash and cash equivalents (Note 1)	$3,655	$-
Accounts receivable, net	$0	$-
Other current assets	$314,179	$-
Total current assets	$317,834	$-
Property and equipment, net (Note 1)	$276,728	$-
Intangible assets, net (Note 1)	$0	$-
TOTAL ASSETS	$594,562	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$19,050	$-
Accrued liabilities	$84,793	$-
Other current liabilities (Note 1)	$282,572	$-
Current portion of notes payable	$11,737	$-
Current portion of operating lease liabilities	22,423	-
Line of credit (Note 6)	$74,058	$-
Total current liabilities	$494,633	$-

Long term liabilities
Notes payable, net of current portion (Note 6)	$337,988	$-
Long term operating lease liabilities, net of current portion	$129,466	$-
Total long term liabilities	$467,454	$-

Total Liabilities	$962,087	$-

Equity

Common Stock, $.001 par value; 25,000,000 shares authorized,
3,180,460 issued and outstanding as of December 31, 2022 and
3,000,000 issued and outstanding as of December 31, 2021.	$3,000	$-
Preferred Stock, ($.001 par value; 3,000,000 shares authorized, no shares issued and outstanding as of December 31, 2022
and December 31, 2021.	$-	$-
Series A Convertible Preferred Stock, $.001 par value;
2,000,000 shares authorized, and outstanding as of December 31, 2022
and December 31, 2021 (Note 9)	$2,000	-
Additional paid-in capital	$-	$-
Accumulated deficit	$(372,525)	$-

Total stockholders’ deficit	$(367,525)	$-
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$594,562	$-

See accompanying notes to the financial statements.

79

ANDREW ARROYO REAL ESTATE, INC.
STATEMENT OF OPERATIONS
Years Ended December 31, 2021 and 2020

	2021	2020
	(restated: see note 1)	(no activity)

Revenues	$3,665,350	$-

Cost of Sales:
Sales Commissions	$2,841,120	$-
Transaction Coordinators	$79,931	$-
Supplies and Materials	$31,601	$-
Referral Fees	$69,289	$-
Property Management Fees	$65,899	$-
Mentor-Coaching Fees	$1,637	$-
Buyer-Seller Costs	$-
Staging Operations	$11,413	$-

Total Cost of Sales	$3,100,890	$-

Gross Profit	$564,460	$-

General and administrative expenses	$708,863	$-

Net Loss from Operations	$(144,403)	$-

Other Income/(Expense)	$9,082	$-

Net Loss before income tax expense	$(135,321)	$-

Income Tax Expense	$(566)	$-

Net Loss	$(135,887)	$-

Earnings Per Share (Basic)	$(0.04)	$-
Earnings Per Share (Fully Diluted)	$(0.03)	$-

See accompanying notes to the financial statements.

80

ANDREW ARROYO REAL ESTATE, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY
Years Ended December 31, 2021 (restated) and 2020 (no activity)

	Common		Preferred
	Stock		Stock		Additional		Total
	Shares	Common	Shares	Preferred	Paid-in	Retained	Stockholders’
	Issued	Stock	Issued	Stock	Capital	Earnings	Deficit

Balance - December 31, 2020	-		-	-	-	-	-

Net Loss (restated)						$(135,887)	$(135,887)

Balance - December 31, 2021 As reported (restated)	-		-	-	-	$(135,887)	$(135,887)
Adjustment (Note 1)	3,000,000	$3,000	2,000,000	$2,000	-	$(236,638)	$(231,638)
Balance - December 31, 2021 As adjusted (restated)	3,000,000	$3,000	2,000,000	$2,000	-	$(372,525)	$(367,525)

See accompanying notes to the financial statements.

81

ANDREW ARROYO REAL ESTATE, INC.
STATEMENT OF CASH FLOWS
Years Ended December 31, 2021 and 2020

	2021	2020
	(restated: see note 1)	(no activity)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(135,887)	$-
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	$30,857	$-
Gain on sale of property and equipment	$-	$-
Changes in assets and liabilities:
Accounts receivable	$-	$-
Other current assets	$(314,179)	$-
Accounts payable	$19,050	$-
Accrued liabilities	$84,793	$-
Other current liabilities	$282,572	$-
Change in operating lease liabilities	$151,889	$-

Net cash used in operating activities	$119,095	$-

CASH FLOWS FROM INVESTING ACTIVITIES:
Net purchases of property and equipment	$(544,223)	$-
Disposal of property and equipment	$-	$-
Purchases of intangible assets	$-	$-

Net cash flows used in investing activities:	$(544,223)	$-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds / (repayment) on auto loan	$36,945	$-
Proceeds from SBA Loan	$147,780	$-
Proceeds / (repayment) on related party note payable	$165,000	$-
Net borrowings on line of credit	$74,058	$-

Cash from sales of common stock	$5,000	$-

Net cash provided by financing activities:	$428,783	$-

Net increase in cash and cash equivalents	$3,655	$-

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	$0	$-
CASH AND CASH EQUIVALENTS END OF YEAR	$3,655	$-

See accompanying notes to the financial statements.

82

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Andrew Arroyo Real Estate, Inc. (the “Company”) was incorporated on June 18, 2020, under the laws of the State of Delaware. A predecessor company that was merged with and into the Company effective July 31, 2021 was originally incorporated under the laws of the State of California on January 20, 2004, as Andrew Michael Arroyo Inc. and updated its name to Andrew Arroyo Real Estate Inc. on April 30, 2007. The trademark and d/b/a that is known in the marketplace is “AARE”. The Company was formed to conduct real estate brokerage services. These services include assisting clients buy, sell, manage, and invest in residential and commercial properties as well as business opportunities. The Company’s year-end is December 31. As a result of the above-referenced merger, all operations of the California corporation were assumed into the Company. As a result, the historical financial statements of the California corporation are the ones presented herein.

On July 29, 2021, the Company filed an amended and restated Certificate of Incorporation with the State of Delaware, which (i) increased the Company’s authorized common stock from 1,000 shares of common stock to 25,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001; and (ii) effected a 1-for-3,000 forward stock split of the Company’s issued and outstanding common stock. The authorized preferred stock created, provides that the Board of Directors of the Company may fix the terms of any series of preferred stock created, including any dividend rights, dividend rates, conversion rights, voting rights, rights and terms of any redemption, redemption, redemption price or prices, and liquidation preferences, if any.

On July 29, 2021, after filing the amended and restated Certificate of Incorporation, the Company filed a Certificate of Designation with the State of Delaware to create a series of preferred stock entitled “Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock (i) has dividend rights on an equal basis with the Company’s common stock, (ii) has preference in the event of a liquidation event, (iii) is convertible after 12 months into shares of the Company’s common on a 1-for-1 basis, (iv) has three votes per share for any matter properly brought before the Company’s shareholders for a vote, and (v) contains certain protective provisions.

On July 31, 2021, the Company “Andrew Arroyo Real Estate, Inc.” a Delaware “C” Corporation merged with “Andrew Arroyo Real Estate, Inc.” a California “S” Corporation. After the merger the California “S” Corporation was merged with and into the Company, which effectively ceased all operations of the California corporation, and those operations were assumed by the Company (the surviving Delaware “C” Corporation). Effective with the merger, the Certificate of Incorporation of the Company stayed as the Company’s Certificate of Incorporation, and the 1,000 shares owed by the sole shareholder of the California corporation, Mr. Andrew Arroyo, the Company’s sole director and one of its executive officers, were exchanged for 2,000,000 shares of the Company’s Series A Convertible Preferred Stock.

Basis of Presentation

The December 31, 2021 audited financial statements include the accounts of the Company under the accrual basis of accounting. The financial statements, included herein, have been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission. Pursuant to these rules and regulations, the financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and have been consistently applied.

See Report of Independent Auditors Report

83

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Management’s Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ materially from those estimates.

Income Taxes

The Company accounts for income taxes in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification  (ASC 740), “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

The Company has adopted the provisions of FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes”. The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company, prior to merging operated as an S-Corporation which is a “Pass-through” entity for taxation purposes. In lieu of Federal income taxes, the shareholders are taxed on their proportionate share of the Company’s taxable income.

The Shareholders were liable for their pro-rata share of the net income for payment of the tax liability incurred as a result of the pass-through income through the merger date of July 30, 2021. Therefore, no provision or liability for Federal income taxes has been included in the financial statements. For California Franchise tax a purpose, a flat tax of $800 or 1.5% is incurred for the benefit of operating a California based S-Corporation. Upon the merger the Company was reorganized as a “C” Corp.   As a C Corp. under current tax law the Company is responsible for Federal taxes equal to 21% of the net income of the Company as well as various tax rates for the states they have operations in.  For the year ended December 31, 2021, the Company had a net operating loss (NOL) of $135,887 as well as a charitable contribution carryover the combination of which created a deferred tax asset which are reduced by the valuation allowance.

The Company operates in 24 states throughout the U.S. Each state has an income tax and/or a franchise/commerce tax on the gross receipts of businesses based on total revenues in each state. The provision for income taxes includes state income taxes currently payable and deferred income taxes. Deferred income taxes represent the effects of items reported for tax purposes in periods different from those used for financial statement purposes. For the year ended December 31, 2021, there was a deferred tax asset of $31,138 with a ($31,138) valuation allowance. There was no deferred tax asset or valuation allowance for 2020.

See Report of Independent Auditors Report

84

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Charitable giving policy.

Giving and sharing are more than buzzwords at AARE. Up to 20% of the Company’s gross profit on every transaction goes to charity (after sales agent’s commissions are paid). The Company believes that with success comes the responsibility to do what they can for those less fortunate. Toward that end, the Company funds non-profit organizations dedicated to helping those in need. They support numerous religious and secular charities worldwide. The Company has no intention of deviating from this policy or reducing the amount it gives to charity. The charitable giving policy has been written into the bylaws and certificate of incorporation. For the years ending December 31, 2021 and 2020, the Company donated $28,627 and $0 respectively. In addition, for the year ended December 31, 2021, Andrew Arroyo personally donated an additional $57,315 (unaudited) personally from his (at the time) S-Corporation pass through income.

Cash and Cash Equivalents

The Company considers all short-term securities purchased with maturity dates of three months or less to be cash. The Company from time to time during the years covered by these financial statements may have bank balances in excess of its insured limits. Management has deemed this as a normal business risk. Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. During the years ended December 31, 2021 and 2020, the Company had approximately $3,655 and $0 respectively deposited in two financial institutions. Of this amount, $3,655 and $0 respectively was insured by the Federal Deposit Insurance Corporation.

Concentration and Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Restricted Cash

Certain of the Company’s cash positions are property management trust funds, which include security deposits and rents that belong to property owners. These cash amounts are reported as other current assets and other current liabilities on the balance sheets based on when the cash will be contractually released to the owners or tenants of the properties. Total restricted cash was approximately $270,019 and $0 on December 31, 2021 and 2020, respectively. These amounts are included in the other current assets and other current liabilities in the accompanying balance sheet.

Intangible Assets

Intangible assets include patented and unpatented technology, trade names, customer relationships and other specifically identifiable assets and are amortized on a straight-line basis over their respective estimated useful lives. Intangible assets are reviewed for impairment when facts and circumstances indicate a potential impairment has occurred or annually. As of December 31, 2021 the Company had $0 of net intangible assets.

See Report of Independent Auditors Report

85

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are carried at cost. Expenditures for property and equipment are capitalized and depreciated over five to 31.5 years using the declining balance method. When assets are retired or sold, the related cost and accumulated depreciation are removed from the account and any gain or loss arising from such disposition is included as income or expense. Expenditures for repairs and maintenance are charged to expense as incurred. For the year ending December 31, 2021 and 2020, depreciation expense was $22,224 and $0, respectively. Fixed assets consisted of:

	2021	2020
	(restated: seenote 1)	(noactivity)
Property and Equipment:
Automobiles and Transportation	$146,435	$-
Leasehold Improvements	$25,034	$-
Advertising Equipment	$226,195	$-
Furniture and Fixtures	$41,841	$-
Right-of-Use Asset	$149,416	$-
	$588,921	$-

Accumulated Depreciation	$(312,193))	$-
Property and Equipment, net	$276,728	$-

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company determines the allowance based on individual customer review and current economic conditions. The Company reviews its allowance for doubtful accounts at least quarterly. Individual balances exceeding a threshold amount that are more than 90 days past due are reviewed individually for collectability. All other balances are reviewed on a pooled basis by type of receivable. Account balances are charged off against the allowance when the Company determines it is probable the receivable will not be recovered. The balance of the allowance for doubtful accounts was $0 and $0 at December 31, 2021, and December 31, 2020, respectively.

See Report of Independent Auditors Report

86

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company has generated significant revenues in California. The Company has not, to date, generated significant revenues outside California. The Company recognizes revenue in accordance with FASB Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”  which requires that five basic criteria must be met before revenue can be recognized: (1) identification of the contract with a customer, (2) identification of the performance obligation(s), (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligation(s), and (5) recognition of revenue when, or as the Company satisfies a performance obligation.  (Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Recently Issued Accounting Pronouncements

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. The guidance amends ASC 805 to require acquiring entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The amendment is effective for public companies with fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The amendment should be applied prospectively to business combinations occurring on or after the effective date. Early adoption is permitted. The Company does not plan on early adoption and the adoption of this standard is not expected to have a material impact on the Company’s financial statements.

Recently Adopted Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The ASU is part of the FASB’s simplification initiative; and it is expected to reduce cost and complexity related to accounting for income taxes by eliminating certain exceptions to the guidance in ASC 740, Income Taxes related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The new standard will become effective for public companies with fiscal years beginning after December 15, 2020, including interim periods within those fiscal years.

The Company adopted this guidance as of the inception of the Company on June 18, 2020 and the adoption of this standard did not have a material impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

See Report of Independent Auditors Report

87

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 – THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restatement and Adjustment

On July 31, 2021, the Company “Andrew Arroyo Real Estate, Inc.” a Delaware “C” Corporation merged with “Andrew Arroyo Real Estate, Inc.” a California “S” Corporation. After the merger the California “S” Corporation was merged with and into the Company, which effectively ceased all operations of the California corporation, and those operations were assumed by the Company (the surviving Delaware “C” Corporation).

Previously, the Company’s filing accounted for the combined financials of the S-Corp and C-Corp combined. Upon consideration of ASC 805 Business Combinations (Topic 805) and the provisions of ASC 805-50-15-6, the Company has determined that the historical combined financial statements of the S-Corp and C-Corp for the year ended December 31, 2021 should be corrected to reflect only the C-Corp activity and therefore has restated the financial information for the year ended December 31, 2021 including the following adjustments outlined below.

1.	This restatement and corrected filing remove the S-Corp activity from Jan.1-July 30, 2021 and correctly shows only the C-Corp activity from July 31-Dec.31, 2021.
2.	Reversal of inherent goodwill entry at merger from previous filing.
3.	Addition of right of use asset and lease liabilities under ASC-842.
4.	Correction to retained earnings and stockholders’ deficit.
5.	Addition of par value for the original common and preferred shares issued at merger.
6.	Adjustment to accumulated depreciation and amortization.
7.	Reduction in current portion of long-term debt.

There was no impact from this restatement on the years ended prior to December 31, 2021. The information in the following table shows the effect of the restatement and adjustment on each affected financial statement line item:

	December 31,
	As Previously Reported 2021	Restated 2021	Effect of Change
BALANCE SHEETS
Goodwill	$310,808	$—	$(310,808)
Accumulated Amortization and Depreciation	42,699	312,193	269,494
Right of Use Asset	—	149,416	149,416
Total Assets	393,274	594,562	201,288
Current Portion of Long Term Debt	111,737	11,737	100,000
Lease Liabilities (long term and current portion)	—	151,889	(151,889)
Total Current Liabilities	572,211	494,633	(77,578)
Total Liabilities	810,198	962,087	(151,889)
Preferred Stock	—	2,000	2,000
Common Stock	—	3,000	3,000
Retained Earnings	(651,708)	(236,638)	415,070
Total Stockholders’ Deficit	(133,414)	(367,525)	(234,111)
Total Liabilities and Stockholders’ Equity	676,784	594,562	(82,222)

See Report of Independent Auditors Report

88

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

	Year ended December 31,
	As Previously Reported 2021	Restated 2021	Effect of Change
STATEMENT OF OPERATIONS: C-Corp activity from July 31-Dec. 31,2021. S-Corp activity from Jan. 1 - July 30th removed.
Revenue	$9,119,970	$3,665,350	$(5,454,620)
Total Cost of Sales	7,740,814	3,100,890	(4,639,924)
Gross Profit	1,379,155	564,460	(814,695)
General and administrative expenses	1,394,193	708,863	(685,330)
Net loss from operations	(15,038)	(144,403)	(129,365)
Net Loss	(67,195)	(135,887)	(68,692)
Earnings Per Share (Basic)	—	(.04)	(.04)
Earnings Per Share (Fully Diluted)	—	(.03)	(.03)

	Year ended December 31,
	As Previously Reported 2021	Restated 2021	Effect of Change
STATEMENT OF STOCKHOLDERS’ EQUITY
Common Stock	$1,000	$3,000	$2,000
Preferred Stock	—	2,000	2,000
Balance December 31, 2021	(134,414)	(367,525)	233,111

See Report of Independent Auditors Report

89

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

	Year ended December 31,
	As Previously Reported 2021	Restated 2021	Effect of Change
STATEMENT OF CASH FLOWS
Net Loss	(67,195)	(135,887)	(68,692)
Amortization and Depreciation	42,719	30,857	11,862
Changes in other receivables	127,192	—	127,192
Changes in prepaid expenses and other	(29,028)	—	(29,028)
Other current assets		(314,179)	(314,179)
Changes in other payables	21,733	—	21,733
Accrued liabilities	—	84,793	84,793
Other current liabilities	—	282,572	282,572
Change in operating lease liabilities	—	151,889	151,889
Net Cash Provided by Operating Activities	116,319	119,095	2,776
Net purchases of property and equipment	(25,022)	(544,223)	(519,201)
Disposal of property and equipment	3,582	—	3,582
Purchases of intangible assets (goodwill)	(310,808)	—	(310,808)
Net Cash Used in Investing Activities	(322,248)	(544,223)	221,975
Net proceeds on borrowings	95,428	—	95,428
Proceeds on auto loan	—	36,945	36,945
Proceeds from SBA Loan	—	147,780	147,780
Proceeds on related party note payable	—	165,000	165,000
Net borrowings on line of credit	—	74,058	74,058
Changes in Line of Credit	18,858	—	18,858
Dividend Distribution	66,597	—	66,597
Cash from sales of common and preferred stock	—	5,000	5,000
Net cash provided by financing activities:	180,883	428,783	247,900
Net increase in cash and cash equivalents	(35,046)	3,655	38,701
Cash and Cash Equivalents at the beginning of year	38,701	0	(38,701)

See Report of Independent Auditors Report

90

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 2 – LOSS PER SHARE, BASIC AND DILUTED

Basic earnings / loss per share has been computed by dividing net earnings /loss available to common shareholders by the weighted average number of common shares outstanding for the period. Shares issuable upon the exercise of any warrants or stock options, have been excluded as a Common Stock equivalent in the diluted loss per share because no stock options have been issued as of the date of this filing. Fully diluted earnings / loss per share has been computed by dividing net earnings /loss available to common shareholders by the weighted average number of common shares and preferred shares outstanding for each period presented. For the period ending December 31, 2021 the basic loss per share available to common shareholders has been computed by dividing the net loss of ($135,887) by the weighted average of 3,000,000 issued and outstanding common shares. The fully diluted loss available to common shareholders has been computed by dividing the net loss of ($135,887) by the weighted average of 5,000,000 issued and outstanding common and preferred shares. For the period ending December 31, 2020, there was no activity so earnings /loss per share was not calculated.

NOTE 3 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments, as defined by FASB ASC subtopic 825-10, Financial Instrument (“ASC 825-10”), include cash, accounts payable and note payable. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2022 and 2021 respectively.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•	Level 1: Observable inputs such as quoted prices for identical assets or liabilities in active markets;
•

Level 2: Inputs to the valuation methodology, including quoted prices for similar assets and liabilities in active markets that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

•	Level 3: Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

NOTE 4 – STOCK BASED COMPENSATION

The Company follows Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”), which requires that all share-based payments to both employees and non-employees be recognized in the income statement based on their fair values.

As of December 31, 2021, the Company does not have any issued or outstanding stock-based compensation through any qualified or non-qualified stock-based compensation plan. After the registration of these shares with the SEC, the Company will establish a broad-based employee stock purchase plan and an omnibus stock compensation plan to issue and award restricted stock units, restricted stock, options or a combination of these award types based on service and performance. These awards will be offered to both employees and non-employees. Investors will be provided a copy of this plan once the plan becomes effective, and Form S-8 will be filed with the SEC.

See Report of Independent Auditors Report

91

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company Formed “Smart Real Estate Tools, LLC” in May 2021 as a joint venture. It is a membership software program for real estate agents. It provides tools to real estate agents in a proprietary manner. The Company owns 50% along with the software developer. This joint venture was terminated by mutual consent in the first quarter of 2022.

The Company’s chief executive officer (CEO) , Andrew Arroyo, is the 100% owner of “Andrew Arroyo Investments, LLC.” The company performs Investment management services. Andrew and Megan Arroyo have a minority interest in “Neighborhood Investment Network, LLC.” The company uses retirement funds for investing in real estate. Andrew and Megan Arroyo own 22.5% through one of their retirement accounts.

Through December 31, 2021, the Company spent approximately $200,000 on the costs related to our ongoing Regulation A offering, which was loaned to the Company by the CEO, Andrew Michael Arroyo. The terms of the promissory note are interest payable on the unpaid principal at the rate of 4% per annum. Principal and interest will be paid beginning February 1st, 2022 until the end of the repayment period which is June 29th, 2025. For the period ending December 31, 2021, $1,740 of interest was accumulated. During this period, no principle or interest was paid.

For the period ending December 31, 2020, no principle or interest was paid.

NOTE 6 - DEBT

Lines of Credit

The Company has a $75,000 business Line of Credit (LOC) through Wells Fargo Bank that renews annually. The LOC carries an interest rate of 9.25% as of December 31, 2021. As of December 31, 2021, $74,058 was outstanding under this LOC. There was no line of credit under this Delaware entity as of December 31, 2020. The Company has a $125,000 working capital Line of Credit (LOC) through American Express. As of December 31, 2021 and 2020, $0 and $0 was outstanding under this LOC, respectively.

PPP Loan

The Company obtained two Covid19 related loans: One a Paycheck Protection Program (PPP) loan at zero interest rate for $50,555. This is a forgivable loan if the Company met the criteria for forgiveness. This loan was forgiven in full in March 2021. As of December 31, 2021 and 2020, $0 and $0 was outstanding under this PPP, respectively.

EIDL Loan

The Company also took out an Economic Injury Disaster Loan (EIDL) in the amount of $149,900. This loan carries a 3.75% interest rate payable over 30 years with a deferred start date until April 29, 2021. As of December 31, 2021 and 2020, $147,780 and $0 was outstanding under this EIDL, respectively.

Vehicle Loan

On December 26, 2020, the Company also took out a vehicle loan for a Lexus RX in the amount of $46,014. The loan is for a period of 5 years at 1.99% interest rate.  As of December 31, 2021 and 2020, $36,945 and $0 was outstanding under this Vehicle loan, respectively.

See Report of Independent Auditors Report

92

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

The debt schedule for the years ending December 31, 2021 and December 31, 2020 were as follows:

	2021	2020
	(restated)	(noactivity)
Long Term Debt:
Note Payable SBA-EIDL loan	$147,780	$-
Note Payable - Lexus	$36,945	$-
Note Payable - Andrew Arroyo (Note 5)	$165,000	$-
Total Long Term Debt	$349,725	$-
Current Portion Long Term Debt	$(11,737)	$-
Total Long Term Debt, net of current portion	$337,988	$-

Operating Lease Liabilities

Operating lease liabilities as of January 1, 2021	$169,880
Lease payments made	$(17,991)
New lease liabilities	$-
$151,889

Less: current portion	$(22,423)
Long-term operating lease liabilities at December 31, 2021	$129,466

In March 2021, the Company entered into a 24-month lease agreement with expiration date in March 2023 for its corporate office in California. The agreement requires initial base rent payments of approximately $2,883 per month increasing to approximately $2,969 per month.

In April 2022, the Company entered into a 24-month lease agreement with expiration date in April 2024 for its corporate office in California. The agreement requires initial base rent payments of approximately $1,881 per month increasing to approximately $1,937 per month. The Company renewed and extended this lease through March 2025.

Total future operating lease liability commitments for the above non-cancellable leases as of December 31, 2021, are as follows:

For the year ending December 31:
2022	$35,542
2023	$36,607
2024	$37,708
2025	$38,845
2026	$40,007
2027	$3,342
Total lease payments	$192,051
Less: imputed interest	$(40,162)
Total	$151,889

See Report of Independent Auditors Report

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ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 7 - INCOME TAXES

Income taxes for the years ending December 31, 2021 and 2020 consists of the following:

		2020
	2021	(no activity)
Current federal income tax	$-	$-
Current state income tax	$1,847	$-
Deferred income tax	$-	$-
Income tax expenses (benefit)	1,847	-

		2020
	2021	(no activity)
Deferred tax assets (liabilities):
Loss carryforwards	$31,138	$-
Property and equipment	$-	$-
Other	$-	$-
Valuation allowance	$(31,138)	$-
Deferred tax assets (liabilities)	$-	$-

	2021 Amount	2021 Rate	2020 Amount	2020 Rate
Provision for income tax reconciled to the tax computed at the Federal rate is as follows:

Tax expense at the Federal rate	$(31,138)	(15)%	-	0%
Valuation allowance	$31,138	15%	-	0%
Income tax expense	$-	0%	-	0%

See Report of Independent Auditors Report

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ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 8 – CONTENGENCIES

The real estate business is known as a litigious industry, especially in certain states like California where the Company conducts business. Buyers and sellers often bring claims against one another and usually attempt to involve the real estate agents and brokers in the claim or the suit seeking financial damages. In determining whether liabilities should be recorded for pending litigation claims, one must assess the allegations and the likelihood that we will successfully defend the claim. When the Company believes it is probable that it will not prevail in a particular matter, the Company will then record an estimate of the amount of liability based, in part, on advice of outside legal counsel. Currently, there is one outstanding claim that is being arbitrated in San Diego, California, where a buyer desires for the sale to be rescinded and the seller to reclaim the home. The Company maintains a $1,000,000  errors and omission policy that covers the Company all the way back to June 9, 2009. In the event the Company incurs any financial liability from this claim, it will be covered under the errors and omissions policy up to $1,000,000, per occurrence.

Outside of this one claim, the Company is not involved in any proceedings, including product or service liability, general liability, workers’ compensation liability, employment, or commercial and intellectual property litigation, which have arisen in the normal course of operations. The Company is insured for professional liability insurance, general liability, workers’ compensation, employer’s liability, property damage and other insurable risk required by law or contract, with retained liability or deductibles. The Company has recorded and maintains an estimated liability in the amount of management’s estimate of the Company’s aggregate exposure for such retained liabilities and deductibles. For such retained liabilities and deductibles, the Company determines its exposure based on probable loss estimations, which requires such losses to be both probable and the amount or range of probable loss to be estimable. The Company believes it has made appropriate and adequate reserves and accruals for its current contingencies.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 28, 2023, the date on which the accompanying financial statements were available to be issued, and concluded that, no material subsequent events have occurred since December 31, 2021, that require recognition or disclosure in the financial statements except as follows:

See Report of Independent Auditors Report

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PART III – EXHIBITS

ITEM 16 INDEX TO EXHIBITS

Item No.	Description

2.1(1)	Amended and Restated Articles of Incorporation of Andrew Arroyo Real Estate Inc.

2.2(1)	Amended and Restated Bylaws of Andrew Arroyo Real Estate Inc.

2.3(1)	Certificate of Merger filed in State of Delaware effective July 31, 2021

2.5(1)	Merger Agreement by and between Andrew Arroyo Real Estate, Inc., a California corporation and Andrew Arroyo Real Estate Inc., a Delaware corporation dated July 28, 2021

4.1(1)	Form of Subscription Agreement for the Offering

10.1(1)	Escrow Agreement for the Offering

11*	Consent of Independent Certified Public Accountants

12*	Legal Opinion of Law Offices of Craig V. Butler

* Filed herewith.

(1) Incorporated by reference from Issuer’s Offering Statement on Form 1-A filed with the Commission on September 15, 2021.

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SIGNATURES

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Diego, State of California, on December 21, 2023.

Andrew Arroyo Real Estate Inc.

Dated: December 21, 2023		/s/ Andrew Michael Arroyo
	By:	Andrew Michael Arroyo
	Its:	President and Chief Executive Officer (Principal Executive Officer)

Dated: December 21, 2023		/s/ Clark Anctil
	By:	Clark Anctil
	Its:	Financial Director (Principal Financial Officer)

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: December 21, 2023		/s/ Andrew Michael Arroyo
	By:	Andrew Michael Arroyo, President, Chief Executive Officer (Principal Executive Officer), and Director

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